Exhibit 10.1

Amended and Restated
Limited Liability Company Agreement

of

BestReviews LLC

February 6, 2018
THE COMPANY INTERESTS REPRESENTED BY THIS LIMITED LIABILITY COMPANY AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS. SUCH INTERESTS MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF AT ANY TIME WITHOUT EFFECTIVE REGISTRATION UNDER SUCH ACT AND LAWS OR EXEMPTION THEREFROM, AND COMPLIANCE WITH THE OTHER SUBSTANTIAL RESTRICTIONS ON TRANSFERABILITY SET FORTH HEREIN.

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TABLE OF CONTENTS
Page No.

Article I GENERAL PROVISIONS; DEFINITIONS.....................................................................    1

1.1	Formation of the Company; Term............................................................................ 1

1.2	Limited Liability Company Agreement................................................................... 1

1.3	Name........................................................................................................................ 2

1.4	Purpose and Powers................................................................................................. 2

1.5	Principal Office; Registered Office and Agent........................................................ 2

1.6	No State-Law Partnership........................................................................................ 2

1.7	Definitions............................................................................................................... 2

1.8	Budget.................................................................................................................... 14
Article II CAPITAL CONTRIBUTIONS AND ACCOUNTS......................................................    14

2.1	Authorized Units.................................................................................................... 14

2.2	Capital Contributions and Issuance of Units......................................................... 14

2.3	Capital Account...................................................................................................... 17

2.4	Negative Capital Accounts..................................................................................... 18

2.5	No Withdrawal....................................................................................................... 19

2.6	No Interest.............................................................................................................. 19
Article III DISTRIBUTIONS AND ALLOCATIONS..................................................................    19

3.1	Distributions........................................................................................................... 19

3.2	Allocations............................................................................................................. 20

3.3	Special Allocations................................................................................................ 20

3.4	Tax Allocations...................................................................................................... 22

3.5	Indemnification and Reimbursement for Payments on Behalf of a Unitholder.... 23
Article IV MANAGEMENT.........................................................................................................    23

4.1	Authority of Board................................................................................................ 23

4.2	Composition of the Board..................................................................................... 24

4.3	Proxies................................................................................................................... 25

4.4	Meetings; Quorom; Voting, Etc............................................................................. 25

4.5	Delegation of Authority......................................................................................... 26

4.6	Officers.................................................................................................................. 27

4.7	Limitation of Liability........................................................................................... 28

4.8	Fiduciary Duties of the Board............................................................................... 29
Article V UNITHOLDERS...........................................................................................................    29

5.1	Limitation of Liability........................................................................................... 29

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5.2	Lack of Authority.................................................................................................. 30

5.3	No Right of Partition............................................................................................. 30

5.4	Confidentiality....................................................................................................... 30

5.5	Members Right to Act............................................................................................ 31

5.6	Actions Requiring Approval of the BR Member................................................... 32

5.7	Conflicts of Interest............................................................................................... 34

5.8	Representations and Warranties of the Members.................................................. 34
Article VI EXCULPATION AND INDEMNIFICATION.............................................................    36

6.1	Exculpation............................................................................................................ 36

6.2	Right to Indemnification........................................................................................ 36

6.3	Advance Payment.................................................................................................. 37

6.4	Indemnification of Employees and Agents........................................................... 37

6.5	Non-exclusivity of Rights..................................................................................... 37

6.6	Indemnification Priority......................................................................................... 37

6.7	Insurance............................................................................................................... 38

6.8	Savings Clause...................................................................................................... 38

6.9	Acquisition Agreement......................................................................................... 38

6.10	Third Party Beneficiaries...................................................................................... 39
Article VII DISSOLUTION AND LIQUIDATION.....................................................................    39

7.1	Dissolution............................................................................................................ 39

7.2	Liquidation of Company Interests........................................................................ 39

7.3	Valuation............................................................................................................... 40
Article VIII BOOKS OF ACCOUNT...........................................................................................    41

8.1	Records and Accounting....................................................................................... 41

8.2	Bank Accounts...................................................................................................... 41

8.3	Fiscal Year............................................................................................................. 41

8.4	Tax Elections......................................................................................................... 41

8.5	Reports.................................................................................................................. 42

8.6	Tax Matters Partner and Partnership Representative............................................ 42
Article IX TRANSFER OF UNITS..............................................................................................    43

9.1	Transfer In General............................................................................................... 43

9.2	Assignee’s Rights.................................................................................................. 43

9.3	Assignor’s Rights and Obligations........................................................................ 44

9.4	General Restrictions on Transfer; Permitted Transfers......................................... 44

9.5	Participation Rights............................................................................................... 46

9.6	Approved Sale....................................................................................................... 48

9.7	Call Option............................................................................................................ 50

9.8	Put Option.............................................................................................................. 54

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9.9	Stockholder Approval; Forced Sale Rights........................................................... 57

9.10	Conversion to Corporate Form Upon a Public Offering....................................... 59

9.11	BR Equityholders Repurchase Option.................................................................. 62

9.12	Set-Off Rights....................................................................................................... 66

9.13	Conduct of Business.............................................................................................. 66

9.14	Registration Rights Relating to Issuer Common Stock......................................... 67
Article X WITHDRAWAL AND RESIGNATION OF UNITHOLDERS....................................    70

10.1	Withdrawal............................................................................................................ 70
Article XI MISCELLANEOUS....................................................................................................    70

11.1	Information Rights................................................................................................ 70

11.2	Further Assurances................................................................................................ 70

11.3	Title to Company Assets........................................................................................ 71

11.4	Creditors................................................................................................................ 71

11.5	Amendments, Modifications, or Waivers.............................................................. 71

11.6	Successors and Assigns......................................................................................... 72

11.7	Remedies............................................................................................................... 72

11.8	Offset..................................................................................................................... 72

11.9	Governing Law...................................................................................................... 72

11.10	Jurisdiction; Service of Process............................................................................. 72

11.11	Compliance with Laws.......................................................................................... 73

11.12	Severability............................................................................................................ 73

11.13	Counterparts........................................................................................................... 73

11.14	Descriptive Headings; Interpretation.,................................................................... 73

11.15	Notices................................................................................................................... 73

11.16	Complete Agreement............................................................................................. 75

11.17	Business Days........................................................................................................ 75

11.18	Electronic Delivery................................................................................................ 75

11.19	Undertaking........................................................................................................... 75

11.20	Survival.................................................................................................................. 75

11.21	Certain Acknowledgements................................................................................... 75

11.22	Designees............................................................................................................... 76

11.23	Spousal Consent; Acknowledgment...................................................................... 76

11.24	Tax and Other Advice............................................................................................ 76

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Amended and restated
Limited Liability Company Agreement
Of
BESTREVIEWS LLC

This AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) is made as of February 6, 2018, by and among BestReviews LLC, a Delaware limited liability company (the “Company”), and the other parties listed on the signature pages from time to time attached hereto. Certain capitalized terms used herein are defined in Section 1.7; and

Whereas, a Certificate of Formation of the Company (the “Certificate”) was executed and filed with the Office of the Secretary of State of the State of Delaware on February 1, 2018, thereby forming the Company as a limited liability company in accordance with the Delaware Limited Liability Company Act (as amended from time to time and including any successor thereto, the “Delaware Act”); and
Whereas, the BR Member and the Company are parties to that certain Limited Liability Company Agreement of BestReviews LLC dated February 1, 2018 (the “Prior LLC Agreement”);
Whereas, the TPC Member has purchased 60,000,000 Common Units from the BR Member pursuant to the terms and conditions of the Acquisition Agreement;
Whereas, the Company, the BR Member and the TPC Member desire to amend and restate the Prior LLC Agreement on the terms and conditions set forth herein, and for this Agreement to supersede the Prior LLC Agreement in its entirety, effective as of the date first set forth above.
Now, Therefore, in consideration of the mutual promises made herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
ARTICLE I
GENERAL PROVISIONS; DEFINITIONS
1.1    Formation of the Company; Term. The Company was formed by the execution and filing of the Certificate. The term of the Company commenced upon the filing of the Certificate and shall continue in perpetuity until the dissolution and termination of the Company in accordance with the provisions of Article VII.
1.2    Limited Liability Company Agreement. The Unitholders have entered into this Agreement for the purpose of establishing the affairs of the Company and the conduct of its business in accordance with the provisions of the Delaware Act. The Unitholders hereby agree that, during the term of the Company set forth in Section 1.1, the rights and obligations of the Unitholders with respect to the Company will be determined in accordance with the terms and conditions of this Agreement and the Delaware Act; provided that, to the fullest extent permitted by the Delaware Act, the terms of this Agreement shall control.
1.3    Name. The name of the Company shall be “BestReviews LLC” or such other name or names as the Board may from time to time designate and file with the Office of the Secretary of State of the State of Delaware in accordance with the Delaware Act. The Company’s business may be conducted under its name and/or any other name or names as the Board may deem advisable.

1.4    Purpose and Powers. The Company is organized for the object and purpose of engaging in all such lawful transactions and business activities as may be determined, subject to the approval requirements set forth in Section 5.6, if applicable, from time to time by the Board. The Company shall have any and all powers necessary or desirable to carry out the purposes and business of the Company, to the extent that the same may be lawfully exercised by limited liability companies under the Delaware Act.
1.5    Principal Office; Registered Office and Agent.
(a)    The principal office of the Company shall be located at 8985 Double Diamond Parkway Unit B7, Reno, NV 89521, or at such other place (whether inside or outside the State of Delaware) as the Board may from time to time designate. The Company may have such other offices (whether inside or outside the State of Delaware) as the Board may from time to time designate.
(b)    The registered office of the Company in the State of Delaware is located at 1209 Orange Street, Wilmington, DE 19081. The registered agent of the Company for service of process at such address is The Corporation Trust Company. The Board may, in its discretion, change the registered office and/or registered agent from time to time by (i) filing the address of the new registered office and/or the name of the new registered agent with the Secretary of State of the State of Delaware pursuant to the Delaware Act and (ii) giving notice of such change to each of the Unitholders.
1.6    No State-Law Partnership. The Unitholders intend that the Company not be a partnership (including a limited partnership) or joint venture, and that no Unitholder be a partner or joint venture of any other Unitholder by virtue of this Agreement, for any purposes other than as set forth in the immediately following sentence, and neither this Agreement nor any document entered into by the Company or any Unitholder shall be construed to suggest otherwise. The Unitholders intend that the Company shall be treated as a partnership for federal and, if applicable, state or local income tax purposes, and the Company and each Unitholder shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment.
1.7    Definitions. Capitalized terms used but not otherwise defined herein shall have the following meanings:
“Accounting Firm” shall have the meaning set forth in Section 9.7(b).
“Acquisition Agreement” means that certain Acquisition Agreement entered into by and among the Company, the BR Member, the TPC Member, tronc, Inc., and the BR Equityholders, dated as of February 6, 2018.
“Additional Member” shall have the meaning set forth in Section 2.2(c).
“Admission Date” shall have the meaning set forth in Section 9.3.
“Adjusted Capital Account Deficit” means with respect to any Capital Account as of the end of any Taxable Year, the amount by which the balance in such Capital Account is less than zero. For this purpose, such Person’s Capital Account balance shall be determined in accordance with Treasury Regulation Section 1.704‑1(b)(2)(ii)(d).
“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where “control” means the possession, directly or indirectly,

of the power to direct the management and policies of a Person whether through the ownership of voting securities, by contract or otherwise.
“Affiliate Indemnitors” shall have the meaning set forth in Section 6.6.
“Agreement” shall have the meaning set forth in the preamble.
“Annual Budget” shall have the meaning set forth in Section 1.8(a).
“Applicable Tax Rate” means, with respect to each Member and each Fiscal Year, the highest combined effective federal, state, and local income tax rates applicable to an individual or corporation resident in such Member’s municipality of residence during that year, taking into account the character of the relevant taxable income and such other reasonable assumptions as the Board determines in its discretion. For purposes of calculating the Applicable Tax Rate, each Member’s residence shall be determined by reference to Exhibit A, and the Board shall determine, in its reasonable discretion, whether each Member is taxable as an individual or as a corporation. For the avoidance of doubt, if a Member is an S corporation for U.S. federal income tax purposes, the Applicable Tax Rate for such Member will be calculated as though that Member were an individual.
“Approved Sale” shall have the meaning set forth in Section 9.6(a).
“Available Units” shall have the meaning set forth in Section 9.11(b).
“Base Rate” means, as of any date, a variable rate per annum equal to the rate of interest most recently published by The Wall Street Journal as the “prime rate” at large U.S. money center banks.
“Board” means the board of managers of the Company, which shall have the power and authority described in this Agreement (as amended from time to time), including the power and authority described in Article IV.
“Book Value” means, with respect to any property of the Company, the Company’s adjusted basis for federal income tax purposes, adjusted from time to time to reflect the adjustments required or permitted (in the case of permitted adjustments, to the extent the Company makes such permitted adjustments) by Treasury Regulation Section 1.704-1(b)(2)(iv)(d)-(g).
“BR Equityholder Employee” means each BR Equityholder that is employed by the Company or its Subsidiaries as of the Closing Date (as defined in the Acquisition Agreement)
“BR Equityholders” means those Persons that hold, directly or indirectly, equity securities of the BR Member.
“BR Member” means BestReviews Inc., a Delaware corporation together with any Person to whom all of such BR Member’s Units are Transferred as permitted hereby.
“BR Representative(s)” shall heave the meaning set forth in Section 4.2(b)(iii).
“BR Equityholders Repurchase Option” shall have the meaning set forth in Section 9.11(a).
“Business” means, as of any particular date, any business in which the Company or any of its Subsidiaries is engaged, was engaged during the two (2) years immediately prior to the date of such determination or expects to be engaged as of such date.

“Business Day” means any day other than a day which is a Saturday, Sunday, or legal holiday in the State of California or in the jurisdiction in which the Company’s principal office is located.
“Call Dispute” shall have the meaning set forth in Section 9.7(b).
“Call Notice” shall have the meaning set forth in Section 9.7(a).
“Call Objection Notice” shall have the meaning set forth in Section 9.7(b).
“Call Option” shall have the meaning set forth in Section 9.7(a).
“Call Purchaser” shall have the meaning set forth in Section 9.7(a).
“Call Reallocation Notice” shall have the meaning set forth in Section 9.7(c).
“Call Sellers” shall have the meaning set forth in Section 9.7(a).
“Call Units” shall have the meaning set forth in Section 9.7(a).
“Capital Account” shall have the meaning set forth in Section 2.3(a).
“Capital Contributions” means any cash or cash equivalents or the Fair Market Value of other property which a Unitholder contributes or is deemed to have contributed to the Company with respect to the issuance of any Unit pursuant to Section 2.2.
“Cause” means the occurrence of any one or more of the following by a BR Equityholder Employee: (i) commission by such BR Equityholder Employee of any conduct involving fraud that is injurious (or would be reasonably expected to result in injury) to the Company or intended to result in substantial gain or personal enrichment of such BR Equityholder Employee at the expense of the Company; (ii) the conviction of such BR Equityholder Employee of, or his entry of a no contest or nolo contendre plea to, a felony; or (iii) a persistent failure by such BR Equityholder Employee to perform the duties and responsibilities of such BR Equityholder Employee’s employment, which failure is willful and deliberate on the such BR Equityholder Employee’s part and is not remedied by him within thirty (30) days after such BR Equityholder Employee’s receipt of written notice from the Company of such failure.
“Certificate” shall have the meaning set forth in the recitals.
“Change of Control Transaction” means any transaction or series of related transactions pursuant to which a Person or group of Persons in the aggregate: (i) acquire(s) Equity Securities of any other Person possessing a majority of the voting power (other than voting rights accruing only in the event of a default or breach) (whether by merger, consolidation, reorganization, combination, sale or transfer of the equity securities, securityholder or voting agreement, proxy, power of attorney or otherwise) of such Person; or (ii) acquire(s) or exclusively licenses all or substantially all of such Person’s assets determined on a consolidated basis; provided that the foregoing shall not include any transaction or series of transactions principally for bona fide equity financing purposes in which cash is received by such Person or indebtedness of such Person is cancelled or converted or a combination thereof.
“Code” means the United States Internal Revenue Code of 1986, as amended. Such term shall, at the Board’s discretion, be deemed to include any future amendments to the Code and any corresponding provisions of succeeding Code provisions (whether or not such amendments and corresponding provisions are mandatory or discretionary).
“Common Units” means a Unit representing a fractional part of the Unitholders’ interests in the Profits, Losses, and Distributions of the Company and, to the extent the holder thereof has been admitted as a Member, having the other rights and obligations specified with respect to Common Units in this Agreement.
“Company” shall have the meaning set forth in the preamble, and where the context requires, any successor entity described in Section 11.6.
“Company Minimum Gain” means the partnership minimum gain determined pursuant to Treasury Regulation Section 1.704‑2(d).
“Confidential Information” shall have the meaning set forth with respect thereto in Section 5.4.
“Corporate Conversion” shall have the meaning set forth in Section 9.10(b).
“Deal Counsel” shall have the meaning set forth in Section 9.9(c)(i).
“Delaware Act” shall have the meaning set forth in the recitals.
“Distribution” means each distribution made by the Company to a Unitholder with respect to such Person’s Units, whether in cash, property or securities of the Company and whether by liquidating distribution, dividend or otherwise; provided that Distributions shall not include any redemptions, repurchases, recapitalizations or exchanges of Units or other securities of the Company (whether resulting from the conversion of the Company from a limited liability company to a corporation or otherwise), any subdivision (by Unit split or otherwise) or any combination (by reverse Unit split or otherwise) of any outstanding Units.
“EBITDA” means, for any period of measurement, the consolidated net earnings from operations of the Company and its Subsidiaries (as consistently applied by the Company) before interest, taxes, depreciation and amortization, in each case, as determined in accordance with GAAP as consistently applied by the Company, and excluding the impact of nonrecurring, one-time or unusual expenses such as goodwill impairment, restructurings, change of control bonuses, non-routine severance amounts, transaction expenses, stock- or equity-based compensation or purchase accounting. The calculation of EBITDA also shall exclude all costs, expenses, fees and charges (whether cash or non-cash) incurred by the TPC Member, Issuer or the Company pursuant to the terms of (i) that certain Master Advertising Services Agreement effective as of February 6, 2018, by and between the TPC Member and the Company (as such agreement may be amended from time to time) (the “MASA”) and (ii) that certain Services Agreement effective as of February 6, 2018, by and between the TPC Member and the Company (as such agreement may be amended from time to time) (the “Services Agreement”); provided, however, the costs, expenses, fees and charges (whether cash or non-cash) incurred by the Company that relate to services provided to the Company under the Services Agreement that are similar to the nature of the services purchased by the Company prior to the date of this Agreement (i.e., accounting, payroll, office solutions and tax) shall not be excluded from the calculation of EBITDA to the extent such costs, expenses, fees and charges incurred by the Company under the Services Agreement for such similar services are approximately the same percentage of the Company’s revenues as the costs, expenses, fees and charges incurred by the Company prior to the date of this Agreement for such services. In no event shall the costs, expenses, fees and charges of services relating to Sarbanes-Oxley compliance matters or internal control design or testing be included in the calculation of EBITDA.
“Economic Interest” means a Member’s share of the Company’s income, losses and distributions of the Company’s assets pursuant to this Agreement, but shall not include any voting rights.
“Equity Agreement” shall have the meaning set forth in Section 2.2(b).
“Equity Securities” means (i) Units (including, without limitation, the Common Units), Unit Equivalents, any stock or other equity interests in the Company or any Subsidiary of the Company (including, without limitation, other classes, groups or series thereof having such relative rights, powers, and/or obligations as may from time to time be established by the Board as permitted by this Agreement, including rights, powers, and/or duties different from, senior to or more favorable than existing classes, groups and series of units, stock and other equity interests in the Company or any Subsidiary of the Company, and including, without limitation, any so-called “profits interests”), (ii) debt securities, obligations, evidences of indebtedness or other securities or interests convertible or exchangeable into units, stock or other equity interests in the Company or any Subsidiary of the Company, and (iii) warrants, options or other rights to purchase or otherwise acquire units, stock or other equity interests in the Company or any Subsidiary of the Company.
“Estimated Tax Allocation” means, as estimated from time to time by the Board in its reasonable discretion, (i) the excess of (I) the amount of taxable income allocable to such Unitholder in respect of such Taxable Year (including any allocations under Code Section 704(c)) over (II) net taxable losses allocated to the Unitholder in respect of any Taxable Year (or portion thereof) to the extent such loss has not been previously used to offset taxable income pursuant to this clause (i)), multiplied by (ii) the Applicable Tax Rate; provided the calculation of the Estimated Tax Allocation shall not take into account any items of income, gain, loss, deduction or credit for any taxable period (or portion thereof) prior to and through the date of this Agreement.
“Event of Withdrawal” means the death, retirement, resignation, expulsion, bankruptcy or dissolution of a Member or the occurrence of any other event that terminates the continued membership of a Member in the Company.
“Excess Available Cash” means, at any time of determination, the cash and cash equivalents held by the Company less the portion thereof retained as reserves (in accordance with GAAP or otherwise) based upon the Annual Budget as modified by the latest approved Revised Projections; provided, however, that in no event shall the aggregate amount of all reserves exceed twenty percent (20%) of the Company’s EBITDA for the trailing twelve (12) months at the time any reserve is established without the prior approval of one (1) of the BR Representatives so long as the Retained Equity equals or exceeds the Minimum Threshold.
“Exempt Securities” means issuance by the Company of the Securities in connection with (i) a Public Offering or an Approved Sale, (ii) issuances to any employees, officers, directors, advisors or consultants of the Company and/or any of its Subsidiaries pursuant to equity plans or agreements providing for equity-related, employment-related or consulting-related compensation or subscription rights, in each case as approved by the Board, which shall include the approval of one (1) of the BR Representatives for so long as the Retained Equity equals or exceeds the Minimum Threshold, (iii) issuances to independent third parties in connection with mergers, acquisitions and joint ventures and any debt financing activities, in each case as approved by the Board, which shall include the approval of one (1) of the BR Representatives for so long as the Retained Equity equals or exceeds the Minimum

Threshold, (iv) Units issued in connection with any Unit split or Unit dividend applicable to all Units of the same class or (v) a Corporate Conversion effected in accordance with Section 9.10.
“Fair Market Value” shall have the meaning set forth in Section 7.3(a).
“Family Member” means, (i) as applied to any Person who is an individual, such individual’s spouse, parent, sibling, child, grandchild or other descendent thereof (whether natural or adopted) and each trust, limited partnership, limited liability company or other estate or tax planning vehicle or entity created for the exclusive benefit of the individual or one or more of such Persons and (ii) as applied to any entity or trust, any Related Party of an owner or beneficiary of such entity or trust.
“Filing Date” shall have the meaning set forth in Section 9.14(a).
“Financial Advisor” shall have the meaning set forth in Section 9.9(c)(i).
“Fiscal Quarter” means each calendar quarter ending March 31, June 30, September 30, and December 31, or such other quarterly accounting period as may be established by the Board or as required by the Code.
“Fiscal Year” means the Company’s annual accounting period established pursuant to Section 8.3.
“Forced Sale” shall have the meaning set forth in Section 9.9(d)(i).
“Good Reason” shall have the meaning set forth in Section 9.11(a).
“Holder Representative” shall have the meaning set forth in Section 9.9(b).
“Indemnified Losses” means Damages as defined in the Acquisition Agreement that are subject to indemnification in accordance with Article X of the Acquisition Agreement.
“Indemnified Person” shall have the meaning set forth in Section 6.2.
“Initial Issuer Registrable Securities” shall have the meaning set forth in Section 9.14(a).
“Interest” means a limited liability company interest in the Company and includes any and all benefits to which the holder of such a limited liability company interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. The Interest of each Member at any particular time shall be expressed as a percentage equal to the number of Units owned by such Member at such time divided by the total number of Units owned by all Members at such time.
“Issuer” means tronc, Inc., a Delaware corporation.
“Issuer Common Stock” means the common stock, par value $0.01 per share, of Issuer.
“Issuer Registrable Securities” shall have the meaning set forth in Section 9.14(a).
“Issuer Registration Statement” shall have the meaning set forth in Section 9.14(a).
“Issuer Stockholder Approval” shall have the meaning set forth in Section 9.7(d).

“Losses” means items of Company loss and deduction determined in accordance with Section 2.3(b).
“Majority in Interest” means the holders of a majority of the Common Units, voting together as a single class.
“Member” means each of the Persons listed on the signature pages hereto as Members and each Person who is admitted to the Company as a Member pursuant to Section 2.2 or Section 9.4(c), in each case so long as such Person continuously holds any Units.
“Member Transfer” shall have the meaning set forth in Section 9.5(a).
“Minimum Threshold” means, at any time of determination, sixty percent (60%) of the Units issued to the BR Member as of the date of this Agreement; provided, however, that if at any time following the date of this Agreement, any Units issued to the BR Member are repurchased by the Company pursuant to Section 9.11 (such repurchased Units, the “Repurchased Units”), the determination of whether the BR Member has met the Minimum Threshold shall treat such Repurchased Units, solely for purposes of such definition, as continuing to be held by the BR Member. As an illustrative example, if the BR Member is issued 100 Units as of the date of this Agreement, 25 of those Units are subsequently purchased by the Company pursuant to its one-time call right to acquire 10% of the outstanding Units as set forth in Section 9.8, and 50 of those Units are subsequently repurchased by the Company pursuant to Section 9.11, then the BR Member shall be deemed to hold 75 Units of the 100 Units originally issued (or 75%) (i.e., only the 25 Units purchased pursuant to Section 9.8 shall be deducted from the BR Member’s ownership holdings for purposes of the Minimum Threshold determination). In addition, for purposes of determining the number of any Units held by the BR Member, such Unit shall include all Units over which the BR Member or any BR Equityholder has Beneficial Ownership (as such term is defined in the Acquisition Agreement).
“Offer Notice” shall have the meaning set forth in Section 9.5(a).
“Officers” means each person designated as an officer of the Company to whom authority and duties have been delegated pursuant to Section 4.6, subject to any resolution of the Board appointing such person as an officer or relating to such appointment.
“Organizational Documents” means in the case of the Company, the Certificate and this Agreement, and in the case of any Subsidiary, any certificate or articles of incorporation, certificates of formation, bylaws or operating agreement.
“Participating Member” shall have the meaning set forth in Section 9.5(a).
“Partnership Representative” shall have the meaning set forth in Section 8.6.
“Permitted Transferee” shall have the meaning set forth in Section 9.4(b).
“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated association, corporation, limited liability company, entity or governmental entity (whether federal, state, county, city or otherwise and including any instrumentality, division, agency or department thereof).
“Preemptive Rights Holders” shall have the meaning set forth in Section 2.2(d)(i).

“Preemptive Rights Notice” shall have the meaning set forth in Section 2.2(d)(i).
“Preemptive Rights Pro Rata Portion” shall have the meaning set forth in Section 2.2(d)(i).
“Prior LLC Agreement” shall have the meaning set forth in the recitals.
“Proceeding” shall have the meaning set forth in Section 6.2.
“Profits” means items of Company income and gain determined in accordance with Section 2.3(b).
“Public Offering” means the sale in an underwritten public offering registered under the Securities Act of the common stock of the corporate successor to the Company.
“Public Sale” means any sale of Units or other securities (i) to the public pursuant to a Public Offering or (ii) to the public through a broker, dealer or market maker on a securities exchange.
“Purchaser” shall have the meaning set forth in Section 2.2(d)(i).
“Put and Call Price” means, for each Common Unit, as of any given time, the distributions which such Common Unit would have received as of such time if all of the assets of the Company were sold and the Aggregate Consideration (as defined below) therefor (after satisfaction of all indebtedness and other liabilities and obligations of the Company) had been distributed by the Company in complete liquidation pursuant to the rights and preferences set forth in this Agreement as in effect immediately prior to such time, assuming that the “Aggregate Consideration” equaled (i) EBITDA for the twelve month period ending on the last day of the month immediately preceding the date that the Call Notice is delivered to the BR Member or the Put Election is delivered to the TPC Member, multiplied by (ii) 10.6. The Put and Call Price shall be determined in good faith by the Board, subject to the applicable terms and conditions of Section 9.7 or Section 9.8, as applicable. The Put and Call Price shall be determined without regard to any minority, lack of liquidity, or similar discount.
“Put Dispute” shall have the meaning set forth in Section 9.8(b).
“Put Election” shall have the meaning set forth in Section 9.8(a).
“Put Notice” shall have the meaning set forth in Section 9.8(a).
“Put Objection Notice” shall have the meaning set forth in Section 9.8(b).
“Put Option” shall have the meaning set forth in Section 9.8(a).
“Put Purchaser” shall have the meaning set forth in Section 9.8(a).
“Put Reallocation Notice” shall have the meaning set forth in Section 9.8(c).
“Put Sellers” shall have the meaning set forth in Section 9.8(a).
“Put Units” shall have the meaning set forth in Section 9.8(a).
“Put/Call Issuer Registrable Securities” shall have the meaning set forth in Section 9.14(a).
“Registration Rights Termination Date” shall have the meaning set forth in Section 9.14(a).

“Regulatory Allocations” shall have the meaning set forth in Section 3.3(f).
“Related Person” means, with respect to any Person: (i) any Affiliate of such Person; (ii) any Person owning or controlling the outstanding voting securities of such Person; (iii) any officer, director, manager, trustee or general partner of such Person; or (iv) any Person who is an officer, director, manager, trustee or general partner or holder of the voting securities of any Person described in clauses (i) and (ii).
“Representative” means a representative duly elected to the Board as provided in Section 4.2(b)(i).
“Repurchase Dispute” shall have the meaning set forth in Section 9.11(c).
“Repurchase Notice” shall have the meaning set forth in Section 9.11(c).
“Repurchase Objection Notice” shall have the meaning set forth in Section 9.11(c).
“Repurchase Price” shall have the meaning set forth in Section 9.11(a).
“Repurchase Reallocation Notice” shall have the meaning set forth in Section 9.11(d).
“Retained Equity” means, as of any time of determination, the sum of (i) the Common Units issued to the BR Member as of the date of this Agreement, (ii) the Common Units issued from time to time to the BR Member hereunder and/or pursuant to any Equity Agreement and any other Equity Securities issued to or acquired by the BR Member and (iii) any securities issued directly or indirectly with respect to the foregoing securities by way of a unit split, unit dividend, or other division of securities, or in connection with a combination of securities, recapitalization, merger, consolidation, or other reorganization, in each case to the extent retained by the BR Member as of such determination date. As to any particular securities, such securities shall remain Retained Equity in the hands of transferees, including the BR Equityholders, but such securities shall cease to be Retained Equity when they have been (A) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (B) distributed to the public through a broker, dealer or market maker pursuant to Rule 144 under the Securities Act (or any similar provision then in force) or (C) redeemed or repurchased by the Company or any Subsidiary or any designee thereof pursuant to Section 9.7 or Section 9.8 of this Agreement. Any Retained Equity repurchased by the Company pursuant to Section 9.11 of this Agreement shall continue to be treated as Retained Equity of the BR Member solely for purposes of calculating the Minimum Threshold.
“Revised Projections” shall have the meaning set forth in Section 1.8(b).
“Sale Conditions” shall have the meaning set forth in Section 9.6(e).
“Sale of the Company” means any transaction or series of related transactions pursuant to which a Person or group of Persons (other than the TPC Member, one or more Affiliates of the TPC Member, or any combination of the foregoing) in the aggregate: (i) acquire(s) Equity Securities of the Company possessing a majority of the voting power (other than voting rights accruing only in the event of a default or breach) (whether by merger, consolidation, reorganization, combination, sale or transfer of the Company’s Equity Securities, securityholder or voting agreement, proxy, power of attorney or otherwise) of the issued and outstanding Common Units; or (ii) acquire(s) or exclusively licenses all or substantially all of the Company’s and its Subsidiaries’ assets determined on a consolidated basis, including through the purchase of Equity Securities of one or more Subsidiaries of the Company; provided that, for the avoidance of doubt, a Public Offering shall not constitute a Sale of the Company.
“Sale Process” shall have the meaning set forth in Section 9.9(b).
“Securities” means (i) Equity Securities or (ii) debt securities, obligations or evidences of indebtedness of the Company or any Subsidiary of the Company.
“Securities Act” means the Securities Act of 1933, as amended, or any successor federal law then in force, together with all rules and regulations promulgated thereunder.
“Spousal Consent” shall have the meaning set forth in Section 11.23(a).
“Sub Board” shall have the meaning set forth in Section 4.2(e).
“Subject Member” shall have the meaning set forth in Section 11.5(b)(ii).
“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association or business entity of which: (i) if a corporation, a majority of the total voting power of shares of stock entitled (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; or (ii) if a partnership, limited liability company, association or other business entity, either (A) a majority of partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof or (B) that Person or one or more of the Subsidiaries of that Person or a combination thereof is a general partner, managing member or managing director of such partnership, limited liability company, or other business entity. For purposes hereof and unless otherwise indicated, the term “Subsidiary” refers to a Subsidiary of the Company.
“Suspension Period” has the meaning set forth in Section 9.14(b).
“Substitute Member” shall have the meaning set forth in Section 9.4(c).
“Tax Distribution” shall have the meaning set forth in Section 3.1(b).
“Tax Matters Partner” shall have the meaning set forth in Section 8.6.
“Taxable Year” means the Company’s accounting period for federal income tax purposes determined pursuant to Section 8.4.
“Termination Date” shall have the meaning set forth in Section 9.11(a).
“TPC Member” means Tribune Publishing Company, LLC, a Delaware limited liability company, and any of its Affiliates and any of its respective Transferees.
“TPC Representative(s)” shall heave the meaning set forth in Section 4.2(b)(ii).
“Trading Price” means the volume-weighted sales price per share rounded to four decimal places of Issuer’s common stock on the Nasdaq Stock Market, LLC for the consecutive period of thirty (30) Business Days beginning at 9:30 a.m. New York time on the thirtieth (30th) Business Day immediately preceding the applicable determination pursuant to Section 9.7 or 9.8, as the case may be, and concluding at 4:00 p.m. New York time on the first (1st) Business Day immediately preceding the applicable determination pursuant to Section 9.7 or 9.8, as the case may be, as calculated by Bloomberg Financial LP under the function “VWAP” for the Bloomberg security “TRNC: US.”
“Transfer” shall have the meaning set forth in Section 9.1.
“Transferring Member” shall have the meaning set forth in Section 9.5(a).
“Treasury Regulations” means the income tax regulations promulgated under the Code and effective as of the date hereof. Such term shall, at the Board’s discretion, be deemed to include any future amendments to such regulations and any corresponding provisions of succeeding regulations (whether or not such amendments and corresponding provisions are mandatory or discretionary).
“Unit” means a Unitholder’s interest in the Profits, Losses and Distributions of the Company representing a fractional part of the aggregate interests of a particular class or series of interests in the Profits, Losses, and Distributions of the Company and shall include all classes of Units (provided that each holder of any class or series of Units that is a Member shall have the relative rights, powers, duties, and obligations specified with respect to such class or series of Units in this Agreement), and where the context requires, including for purposes of Article IX, any successor equity security in the Company or any successor entity to the Company.
“Unit Equivalents” means (without duplication) any rights, warrants, options, convertible securities, or exchangeable securities or indebtedness, or other rights, exercisable for or convertible or exchangeable into, directly or indirectly, Units or securities exercisable for or convertible or exchangeable into Units, whether at the time of issuance or upon the passage of time or the occurrence of some future event.
“Unit Ownership Ledger” shall have the meaning set forth in Section 2.2(f).
“Unitholder” means any owner of one or more Units.
“Unvested Units” shall have the meaning set forth in Section 9.11(g).
“Void Transfer” shall have the meaning set forth in Section 9.4(a).
1.8    Budget.
(a)Not later than October 1st of each Fiscal Year (commencing with the Fiscal Year ending 2018), the Board shall meet with management of the Company to set high-level targets to be incorporated into an annual budget and operating plan for the upcoming fiscal year. Not later than November 1st of each Fiscal Year (commencing with the Fiscal Year ending 2018), the Company shall prepare and submit to the Representatives on the Board a proposed annual Budget (each an “Annual Budget”) for the upcoming Fiscal Year for the Company and its Subsidiaries, including headcount, capital expenditures, and cash flow projections and reserves. Not later than November 15 of each Fiscal Year, the Board will convene a meeting of the Board to review, discuss and approve each such Annual Budget. Each Annual Budget shall require the approval of a majority of the Representatives then serving on the Board.
(b)Management of the Company shall provide the Board with an update of its projections of the Company’s performance for such Fiscal Year as compared to the Annual Budget for such Fiscal Year on a periodic basis (but not less than quarterly) including revised projections for headcount, capital expenditures, and cash flow projections and reserves (each “Revised Projections”). Following the receipt of each such Revised Projections, the Board shall meet to review, discuss and approve each such Revised Projections. Revised Projections shall require the approval of a majority of the Representatives then serving on the Board.
ARTICLE II.
CAPITAL CONTRIBUTIONS AND ACCOUNTS
2.1    Authorized Units. The total Units which the Company has authority to issue shall be determined by the Board from time to time (which determination the Board shall reflect by an amendment or update to the Unit Ownership Ledger) and shall initially consist of Common Units. The Company may issue fractional Units.
2.2    Capital Contributions and Issuance of Units.
(c)Capital Contributions. As of the date of this Agreement, immediately following consummation of the transactions contemplated by the Acquisition Agreement, the number of Common Units held by the TPC Member and the BR Member, respectively, and the Capital Contribution with respect to the respective Units held by each such Member and the initial Capital Account of each such Member, shall be set forth next to such Person’s name on the Unit Ownership Ledger in the form of Exhibit A attached hereto. Exhibit A shall be appropriately amended to reflect the amount of the deemed Capital Contributions by the BR Member and the TPC Member in light of the circumstances that result in any adjustments to the Acquisition Price (as defined in the Acquisition Agreement) pursuant to the Acquisition Agreement. No Member shall have any obligation to make any Capital Contribution to the Company except as such Member and the Company may expressly agree in writing after the date hereof.
(d)Additional Issuances of Units. Subject to the reservation of Units pursuant to the terms of this Agreement or pursuant to any resolution of the Board and to the other restrictions on issuance set forth herein (including compliance with the provisions of Section 2.2(d)) and in the other agreements to which the Company is a party, the Company shall issue authorized but unissued Units at such times and from time to time, to such Persons, in such amounts, at such price and on such other terms and conditions as shall be determined and approved by the Board, in which event, (i) all Unitholders shall be diluted in an equal manner with respect to such issuance, subject to differences in rights and preferences of different classes, groups and series of equity securities, and (ii) the Board shall have the power to amend the Unit Ownership Ledger to reflect such additional issuances and dilution without the approval or consent of any other Person, provided, that for the avoidance of doubt, in no event may the Board have the power pursuant to this sentence to amend the preemptive rights provisions in Section 2.2(d) to exclude such additional issuances from the preemptive rights of the Members thereunder. If any Units are repurchased, redeemed, or otherwise reacquired by the Company, such Units shall be cancelled and returned to authorized but unissued Units. Any Person who acquires Equity Securities may be admitted to the Company as a Member pursuant to the terms of Section 2.2(c). In connection with any issuance of Units, the Person who acquires such Units shall execute a counterpart to this Agreement, accepting and agreeing to be bound by all terms and conditions hereof, and shall enter into such other documents, instruments and agreements to effect such purchase and evidence the terms and conditions thereof (including transfer restrictions, vesting and forfeiture or buyback provisions) as are required by the Board (each, an “Equity Agreement”). Each Person who acquires Units shall in exchange for such Units make a Capital Contribution to the Company in accordance with such Person’s Equity Agreement or, if none, in an amount to be determined by the Board in its sole discretion (which amount may be zero).

(e)Additional Members. Subject to the terms of this Agreement, a Person may be admitted to the Company as an additional Member upon the issuance of Equity Securities to such Person (an “Additional Member”) only after furnishing to the Company (i) a letter of acceptance, in form and substance satisfactory to the Board, of all of the terms and conditions of this Agreement including, without limitation, the joinder agreement in the form of Exhibit B attached hereto, and (ii) such other documents or instruments (including, but not limited to, executing any Equity Agreements and making any Capital Contributions, as the Board may require pursuant to Section 2.2(b)) as may be necessary or appropriate (as determined by the Board) in connection with such Person’s admission as a Member. Such admission shall become effective on the date on which the Board determines in its sole discretion that such conditions have been satisfied, and such admission shall be shown on the books and records of the Company.
(f)Preemptive Rights.
(i)If at any time the Board approves the issuance or sale of any Securities (other than Exempt Securities) to any Person (a “Purchaser”), the Company shall first offer in writing (the “Preemptive Rights Notice”) to sell to each of the other Members (collectively, the “Preemptive Rights Holders”) a portion of such Securities equal to the quotient obtained by dividing (x) the aggregate number of Common Units held by such Preemptive Rights Holder, by (y) the total number of Common Units then outstanding and held by all of the Members (the “Preemptive Rights Pro Rata Portion”). Each Preemptive Rights Holder shall be entitled to purchase or receive such Securities at the most favorable price that such Securities are to be offered to any Purchaser, and the Company may not offer any such Securities to any Purchaser at a price or on terms more favorable than those on which such Securities were offered to the Preemptive Rights Holders unless such Securities are first offered to the Preemptive Rights Holders at such more favorable price and terms; provided that notwithstanding the foregoing, in the event that the Company is issuing more than one type or class of Securities in connection with such issuance, each Preemptive Rights Holder, if such Preemptive Rights Holder desires to exercise its preemptive rights hereunder in respect of such issuance, shall be required to acquire such Preemptive Rights Holder’s Preemptive Rights Pro Rata Portion of all such types and classes of Securities. Such Securities specified in the Preemptive Rights Notice that are not purchased by the Preemptive Rights Holders pursuant to the terms of this Section 2.2(d) may be issued and sold by the Company to any Purchaser (on economic terms no more or less favorable than the terms offered in such Preemptive Rights Notices) within one hundred twenty (120) days of the date of the Preemptive Rights Notice. Any such Securities not issued within such one hundred twenty (120)‑day period will be subject to the provisions of this Sections 2.2(d) upon subsequent issuance. The sale and issuance of Exempt Securities shall not be subject to the preemptive rights set forth in this Section 2.2(d).
(ii)In order to exercise its preemptive rights hereunder, each Member other than a Purchaser must, within fifteen (15) Business Days after receipt of the Preemptive Rights Notice (which shall describe in reasonable detail the Securities being offered, including the purchase price thereof, the payment terms and such Member’s Preemptive Rights Pro Rata Portion), deliver a written notice to the Company describing its election hereunder.
(iii)Notwithstanding anything herein to the contrary, if the Board determines in good faith that compliance with the time periods described in this Section 2.2(d) would not be in the best interests of the Company and its Subsidiaries because of the liquidity needs of the Company and its Subsidiaries, then, in lieu of offering any securities to the Preemptive Rights Holders at the time such securities are otherwise being issued or sold to a Purchaser, the Company may comply with the provisions of this Section 2.2(d) by making an offer to sell to the Preemptive Rights Holders their Preemptive Rights Pro Rata Portion of such securities promptly, and in no event later than forty-five (45) days, after such sale is consummated. In such event, for all purposes of this Section 2.2(d), each such Preemptive Rights Holder’s Preemptive Rights Pro Rata Portion shall be determined taking into consideration the actual number of Securities sold so as to achieve the same economic effect as if such offer would have been made prior to such sale.
(g)Certificates.
(i)Units issued under this Agreement will be certificated in the form of certificate approved by the Board, and the Company will issue to each Member such certificates specifying the number and type of Units held by such Member.
(ii)Each certificate evidencing Units and each certificate issued in exchange for or upon the transfer of any Units and evidencing such Units shall be stamped or otherwise imprinted with a legend in substantially the following form:
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.”
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS, INCLUDING CERTAIN RESTRICTIONS ON TRANSFER, OF AN AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF BEST REVIEWS LLC DATED AS OF FEBRUARY 6, 2018, AS AMENDED FROM TIME TO TIME (THE “LLC AGREEMENT”), AND NONE OF SUCH SECURITIES, OR ANY INTEREST THEREIN, SHALL BE TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF EXCEPT AS PROVIDED IN THAT AGREEMENT. A COPY OF THE LLC AGREEMENT IS ON FILE WITH THE SECRETARY OF THE COMPANY AND WILL, UPON WRITTEN REQUEST, BE MADE AVAILABLE TO ANY PROPERLY INTERESTED PERSON WITHOUT CHARGE.”
(iii)All Unit certificates shall also bear all legends required by federal and state securities laws. The legends set forth in this Section 2.2(e) shall be removed at the expense of the Company at the request of a holder at any time when the provisions of this Section 2.2(e) cease to apply to such Units or such Units are registered under the Securities Act.
(h)Unit Ownership Ledger. The Company shall create and maintain a ledger (the “Unit Ownership Ledger”) setting forth: (i) the name, address and contact information of each Unitholder; (ii) the number of each class of Units held by each such Unitholder; and (iii) the amount of the Capital Contribution made for each class of Units held by such Unitholder. The initial Unit Ownership Ledger is attached as Exhibit A to this Agreement. Upon any change in the number or ownership of outstanding Units (whether upon an issuance of Units, a transfer of Units, a cancellation of Units or otherwise), the Company shall amend and update the Unit Ownership Ledger. A Person that acquires Units from another Member in a Transfer permitted by this Agreement shall be deemed to have made the Capital Contributions in respect of such Units that the predecessor Member made or was deemed to have made. Any reference in this Agreement to a Distribution to a Person shall include any Distributions previously made to the former Member on account of the interest of such former Member transferred to such Person. Absent manifest error, the ownership interests recorded on the Unit Ownership Ledger shall be conclusive record of the Units that have been issued and are outstanding. The Board may provide any Unitholder with the Unit Ownership Ledger in summary form and may omit the amount of Capital Contributions made by and Units held by each other Unitholder.
2.3    Capital Account.
(a)    The Company shall establish and maintain a separate “Capital Account” for each Unitholder according to the rules of Treasury Regulation Section 1.704‑1(b)(2)(iv). For this purpose, the Company may (in the discretion of the Board), upon the occurrence of the events specified in Treasury Regulation Section 1.704‑1(b)(2)(iv)(f), increase or decrease the Capital Accounts in accordance with the rules of such regulation and Treasury Regulation Section 1.704‑1(b)(2)(iv)(g) to reflect a revaluation of Company property.
(b)    For purposes of computing the amount of any item of Company income, gain, loss or deduction to be allocated pursuant to Article III and to be reflected in the Capital Accounts, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for U.S. federal income tax purposes (including any method of depreciation, cost recovery or amortization used for this purpose), provided that:
(i)The computation of all items of income, gain, loss and deduction shall include those items described in Code Section 705(a)(l)(B), Code Section 705(a)(2)(B) and Treasury Regulation Section 1.704‑1(b)(2)(iv)(i), without regard to the fact that such items are not includable in gross income or are not deductible for federal income tax purposes.
(ii)If the Book Value of any Company property is adjusted pursuant to Treasury Regulation Section 1.704‑1(b)(2)(iv)(e) or (f), the amount of such adjustment shall be taken into account as gain or loss from the disposition of such property.
(iii)Items of income, gain, loss or deduction attributable to the disposition of Company property having a Book Value that differs from its adjusted basis for tax purposes shall be computed by reference to the Book Value of such property.
(iv)Items of depreciation, amortization and other cost recovery deductions with respect to Company property having a Book Value that differs from its adjusted basis for tax purposes shall be computed by reference to the property’s Book Value in accordance with Treasury Regulation Section 1.704‑1(b)(2)(iv)(g).
(v)To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Sections 732(d), 734(b) or 743(b) is required, pursuant to Treasury Regulation Section 1.704‑1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis).
(vi)Items of income, gain, loss and deduction of the Company with respect to any property distributed to a Unitholder shall be computed as if the Company had sold such property on the date of such distribution at a price equal to its Fair Market Value at that date.
(c)    The Unitholders’ Capital Accounts will normally be adjusted on an annual or other periodic basis as determined by the Board, but the Capital Accounts may be adjusted more often if a new Unitholder is admitted to the Company or if circumstances otherwise make it advisable in the judgment of the Board.

2.4    Negative Capital Accounts. No Unitholder shall be required to pay to any other Unitholder or the Company any deficit or negative balance which may exist from time to time in such Unitholder’s Capital Account (including upon and after dissolution of the Company).
2.5    No Withdrawal. No Person shall be entitled to withdraw any part of such Person’s Capital Contributions or Capital Account or to receive any Distribution from the Company, except as expressly provided in this Agreement.
2.6    No Interest. Except as otherwise expressly provided herein, no Unitholder shall be entitled to receive interest from the Company in respect of any positive balance in its Capital Account, and no Unitholder shall be liable to pay interest to the Company in respect of any negative balance in its Capital Account.
ARTICLE III
DISTRIBUTIONS AND ALLOCATIONS
3.1Distributions.
a.In addition to the mandatory distributions required under this Section 3.1(a), the Company may make Distributions to the Unitholders in respect of their Units at any time and from time to time as determined by the Board. The Company shall make Distributions to the Unitholders on a quarterly basis of any Excess Available Cash within 30 days after the end of each calendar quarter; provided, however, that the Company shall not be required to make any Distributions prohibited under applicable law or by any agreement to which the Company, the TPC Member, Issuer or any of their respective Affiliates is a party governing the terms of indebtedness for borrowed money nor would any default or event of default occur under such agreement as a result of such payment (provided, however, that it is acknowledged and agreed by the Issuer and the TPC Member that under existing loan agreements the Issuer, the TPC Member and their respective Affiliates have broad allowances for distributions from subsidiaries that are not wholly owned, such as the Company, and therefore the Company can freely make Distributions to the Unitholders, including the BR Member, based on their relative economic ownership interests pursuant to its existing loan agreements). Distributions shall be made to the Common Unitholders ratably among such Unitholders based upon the number of outstanding Common Units held by each such Unitholder immediately prior to each such Distribution as a percentage of the total outstanding Common Units. Prior to the Company, the TPC Member, Issuer or any of their respective Affiliates entering into an agreement to incur indebtedness, or any other agreement which by its terms restricts the ability of the Company to make Distributions as required herein, such Person shall use commercially best efforts to ensure that no such agreement contains terms that are more restrictive with regard to the Company’s ability to make Distributions to the Members than the terms in the existing loan agreements that the TPC Member, the Issuer or their respective Affiliates are party to; provided, further, to the extent any Distribution to the BR Member is prohibited by any such agreement, the Company shall not make a Distribution to the TPC Member.
b.The Company shall make Distributions to the Unitholders with respect to each Taxable Year of an amount of cash (a “Tax Distribution”) in an amount not less than the Estimated Tax Allocation of such Unitholder for such Taxable Year (taking into account any other Distributions made pursuant to Section 3.1(a) with respect to such Taxable Year). If so made, the Company will cause such Tax Distributions to be made in a manner which permits such Unitholders to use the proceeds of such Tax Distributions to make, on a timely basis, all required estimated payments of income taxes in respect of the taxable income so allocated to them.

c.Each Distribution pursuant to Section 3.1(a) and Section 3.1(b) shall be made to the Persons shown on the Company’s books and records as holders of the Units as of the date of such Distribution and each Tax Distribution shall be treated as an advance to such Persons (or such Peron’s successor in interest) of amounts to which they are otherwise entitled under Section 3.1(a).
d.The Unitholders shall look solely to the assets of the Company for any Distributions, whether liquidating Distributions or otherwise. If the assets of the Company remaining after the payment or discharge, or the provision for payment or discharge, of the debts, obligations, and other liabilities of the Company are insufficient to make any Distributions, no Unitholder shall have any recourse against the separate assets of any other Unitholder (except as otherwise expressly provided herein).
e.If the Company has, pursuant to any clear and manifest accounting or similar error, paid any Unitholder an amount in excess of the amount to which he, she or it is entitled pursuant to this Article III, such Unitholder shall reimburse the Company to the extent of such excess, without interest, within thirty (30) days after demand by the Company.
3.2    Allocations. Except as otherwise provided in Section 3.3, Profits and Losses for any Fiscal Year shall be allocated among the Unitholders such that, as of the end of such Fiscal Year, the Capital Account of each Unitholder (which may be negative) shall equal (i) the amount which would be distributed to them (if any) or for which they would be liable to the Company under the Delaware Act, determined as if the Company were to (A) liquidate the assets of the Company for an amount equal to their Book Value and (B) distribute the proceeds of such liquidation pursuant to Section 7.2 minus (ii) the sum of (X) such Member’s share of Company Minimum Gain (as determined according to Treasury Regulation Sections 1.704‑2(d) and (g)(3)) and such Member’s partner nonrecourse debt minimum gain (as determined according to Treasury Regulation Section 1.704‑2(i)) and (Y) the amount, if any, which such Member is obligated to contribute to the capital of the Company as of the last day of such Fiscal Year.
3.3    Special Allocations.
(a)    Items of Company loss and deduction otherwise allocable to a Member hereunder that would cause such Member (hereinafter, a “Restricted Holder”) to have an Adjusted Capital Account Deficit, or would increase his or her or its Adjusted Capital Account Deficit, as of the end of the Fiscal Year to which such items relate shall not be allocated to such Restricted Holder and instead shall be allocated to the other Members pro rata in proportion to their positive Adjusted Capital Account balances until all Adjusted Capital Account balances equal zero, and then to all Members in proportion to their percentage ownership of all outstanding Units.
(b)    Nonrecourse deductions shall be allocated to the holders of Common Units ratably among such Unitholders based upon the number of outstanding Common Units held by each such Unitholder. If there is a net decrease in Company Minimum Gain during any Taxable Year, each Unitholder shall be specially allocated Profits for such Taxable Year (and, if necessary, subsequent Taxable Years) in an amount equal to such Unitholder’s share of the net decrease in Company Minimum Gain, determined in accordance with Treasury Regulation Section 1.704‑2(g). The items to be so allocated shall be determined in accordance with Treasury Regulation Section 1.704‑2(f)(6). This Section 3.3(b) is intended to comply with the minimum gain chargeback requirement in Treasury Regulation Section 1.704‑2(f) and shall be interpreted consistently therewith.

(c)    Losses attributable to partner nonrecourse debt (as defined in Treasury Regulation Section 1.704‑2(b)(4)) shall be allocated in the manner required by Treasury Regulation Section 1.704‑2(i). Except as otherwise provided in Treasury Regulation Section 1.704‑2(i)(4), if there is a net decrease during any Taxable Year in partner nonrecourse debt minimum gain (as defined in Treasury Regulation Section 1.704‑2(i)(3)), Profits for such Taxable Year (and, if necessary, subsequent Taxable Years) shall be allocated to the Unitholders in the amounts and of such character as determined according to, and subject to the exceptions contained in, Treasury Regulation Section 1.704‑2(i)(4). This Section 3.3(c) is intended to be a minimum gain chargeback provision that complies with the requirements of Treasury Regulation Section 1.704‑2(i)(4) and shall be interpreted in a manner consistent therewith.
(d)    If any Unitholder that unexpectedly receives an adjustment, allocation or distribution described in Treasury Regulation Section 1.704‑1(b)(2)(ii)(d)(4), (5) and (6) has an Adjusted Capital Account Deficit as of the end of any Taxable Year, then Profits for such Taxable Year shall be allocated to such Unitholder in proportion to, and to the extent of, such Adjusted Capital Account Deficit. This Section 3.3(d) is intended to be a qualified income offset provision as described in Treasury Regulation Section 1.704‑1(b)(2)(ii)(d) and shall be interpreted in a manner consistent therewith.
(e)    In the event any Member has an Adjusted Capital Account Deficit at the end of any Fiscal Year, each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 3.3(e) shall be made only if and to the extent that such Member would have an Adjusted Capital Account Deficit in excess of such amount after all other allocations provided for under this Agreement have been made as if Section 3.3(d) and this Section 3.3(e) were not in this Agreement
(f)    The allocations set forth in Sections 3.3(a) through 3.3(e) (the “Regulatory Allocations”) are intended to comply with certain requirements of the Treasury Regulations under Code Section 704. Notwithstanding any other provisions of this Article III (other than the Regulatory Allocations), the Regulatory Allocations shall be taken into account in allocating Profits and Losses among Unitholders so that, to the extent possible, the net amount of such allocations of Profits and Losses and other items and the Regulatory Allocations (including Regulatory Allocations that, although not yet made, are expected to be made in the future) to each Unitholder shall be equal to the net amount that would have been allocated to such Unitholder if the Regulatory Allocations had not occurred.
(g)    Profits and Losses described in Section 2.3(b)(v) or as otherwise required under Treasury Regulation Section 1.704-2(b) shall be allocated in a manner consistent with the manner that the adjustments to the Capital Accounts are required to be made pursuant to Treasury Regulation Section 1.704‑1(b)(2)(iv)(j), (k) and (m).
(h)    If, and to the extent that, any Unitholder is deemed to recognize any item of income, gain, loss, deduction or credit as a result of any transaction between such Unitholder and the Company pursuant to Code Sections 1272‑1274, 7872, 483, 482, 83 or any similar provision now or hereafter in effect, and the Board determines that any corresponding Profit or Loss of the Company should be allocated to the Unitholders who recognized such item in order to reflect the Unitholders’ economic interests in the Company, then the Company may so allocate such Profit or Loss.
(i)    For purposes of determining each Unitholder’s share of excess nonrecourse liabilities (within the meaning set forth in Regulations Section 1.752-1(a)(2)), if any, of the Company in accordance with Regulations Section 1.752-3(a)(3), the Unitholders’ interests in Company profits shall be determined in proportion to their ownership of Common Units.

3.4    Tax Allocations.
(a)    Except as provided in Sections 3.4(b), 3.4(c) and 3.4(d), the income, gains, losses, deductions and credits of the Company will be allocated, for federal, state and local income tax purposes, among the Unitholders in accordance with the allocation of such income, gains, losses, deductions and credits among the Unitholders for computing their Capital Accounts; provided that if any such allocation is not permitted by the Code or other applicable law, the Company’s subsequent income, gains, losses, deductions and credits will be allocated among the Unitholders so as to reflect as nearly as possible the allocation set forth herein in computing their Capital Accounts.
(b)    Items of Company taxable income, gain, loss and deduction with respect to any property contributed to the capital of the Company shall be allocated among the Unitholders in accordance with Code Section 704(c), using such method as is determined by the Board, so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its Book Value; provided that, the Board shall adopt the remedial method under Treasury Regulation Section 1.704-3(d) with respect to the assets contributed (or deemed contributed) by the BR Member.
(c)    If the Book Value of any Company asset is adjusted pursuant to the requirements of Treasury Regulation Section 1.704‑1(b)(2)(iv)(e) or (f), subsequent allocations of items of taxable income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Book Value in the same manner as under Code Section 704(c), using such method as is determined by the Board.
(d)    Allocations of tax credits, tax credit recapture, foreign tax expenditure and any items related thereto shall be allocated to the Unitholders according to their interests in such items as determined by the Board taking into account the principles of Treasury Regulation Section 1.704‑1(b)(4)(ii).
(e)    Allocations pursuant to this Section 3.4 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Unitholder’s share of Profits or Losses pursuant to this Agreement.
(f)    The Board may, but shall not be obligated to, adjust the basis of the assets of the Company for federal income tax purposes in accordance with Code Section 754, including any Taxable Year that includes the date hereof.
3.5    Indemnification and Reimbursement for Payments on Behalf of a Unitholder. If the Company is required by law to make any payment to any governmental entity that is specifically attributable to a Unitholder or a Unitholder’s status as a Unitholder (including federal withholding Taxes, state personal property Taxes, and state unincorporated business Taxes), then such Unitholder shall indemnify and contribute to the Company in full for the entire amount paid (including interest, penalties and related expenses). The Board may offset or otherwise reduce Distributions and Tax Distributions to which a Person is otherwise entitled under this Agreement against such Person’s obligation to indemnify the Company under this Section 3.5 or with respect to any other amounts owed by the Unitholder to the Company or any of its Subsidiaries. A Unitholder’s obligation to indemnify and make contributions to the Company under this Section 3.5 shall survive the termination, dissolution, liquidation and winding up of the Company, and for purposes of this Section 3.5, the Company shall be treated as continuing in existence. The Company may pursue and enforce all rights and remedies it may have against each Unitholder under this Section 3.5, including instituting a lawsuit to collect such indemnification and contribution, with interest calculated at a rate equal to the Base Rate plus three percentage points (3%)

per annum (but not in excess of the highest rate per annum permitted by law), compounded on the last day of each Fiscal Quarter.
ARTICLEIV
MANAGEMENT
4.1Authority of Board. Except for situations in which the approval of the Members or any specific Member is required by the terms of this Agreement, and subject to the provisions of this Article IV: (i) the Board shall conduct, direct and exercise full control over all activities of the Company; (ii) all management powers over the business and affairs of the Company shall be vested in the Board, including all power and authority vested in managers or members under the Delaware Act; and (iii) the Board shall have the power to bind or take any action on behalf of the Company, or to exercise any rights and powers (including the rights and powers to take certain actions, give or withhold certain consents or approvals, or make certain determinations, opinions, judgments, or other decisions) granted to the Company under this Agreement, or any other agreement, instrument, or other document to which the Company is a party or by virtue of its holding the equity interests of any Subsidiary thereof. Unless delegated such power in accordance with Section 4.5, no member of the Board in his individual capacity nor any Member nor any Officer of the Company shall do (or be empowered to do) any act (including without limitation any act in connection with any acquisition of or investment in any other entity or business) that would be (or could be construed as) binding on the Company, or make (or be empowered to make) any expenditures on behalf of the Company (including without limitation any expenditures in furtherance of or otherwise in connection with any acquisition of or investment in any other entity or business).
4.2    Composition of the Board
(a)    The authorized number of Representatives on the Board shall initially be five (5) and may be adjusted from time to time by the Board. Representatives shall serve and be elected and removed in accordance with the terms of this Section 4.2.
(b)    Each holder of Units shall vote all of such holder’s Units or provide written consent with respect to such holder’s Units, to the extent any such vote is necessary under applicable law, and shall take all other necessary or desirable actions within such holder’s control (whether in such holder’s capacity as a Member, Representative or officer of the Company or otherwise, and including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company shall take all necessary and desirable actions within its control (including, without limitation, calling special meetings of the Board and Member meetings), so that:
(i)    the authorized number of managers on the Board (the “Representatives”) shall be established, and may be increased or decreased, by the approval of the Board (which approval shall include the approval of one (1) of the BR Representatives for so long as the Retained Equity equals or exceeds the Minimum Threshold) and such authorized number initially shall be five (5) Representatives;
(ii)    the TPC Member shall have the right, but not the obligation, to designate three (3) of the Representatives (each a “TPC Representative” and collectively, the “TPC Representatives”), and the TPC Member initially designates Rob Angel, Mickie Rosen and Terry Jimenez to serve as the TPC Representatives as of the date of this Agreement; provided that in the event the number of Representatives is increased to a number greater than five (5), it is the parties intention that the TPC Member shall continue to have the right to designate a majority of the Representatives on the Board provided that any such increase in the size of the Board shall be subject to the approval requirements of Section 5.6 to the extent applicable; and
(iii)    for so long as the Retained Equity equals or exceeds the Minimum Threshold, the holders of the Retained Equity shall have the right, but not the obligation, to designate two (2) of the Representatives (each a “BR Representative” and collectively, the “BR Representatives”) as so designated by the holders of a majority in interest of the Retained Equity, and the BR Member (as the initial holder of the Retained Equity) initially designates Momchil Filev and Denis Grosz to serve as the BR Representatives as of the date of this Agreement.
(c)    In the event that any Representative for any reason ceases to serve as a member of the Board during such person’s term of office, the resulting vacancy on the Board shall be filled by the Member(s) that initially designated such Representative, in accordance with Section 4.2(b).
(d)    The removal from the Board (with or without cause) of any Representative shall only be at the written request of the Member(s) that initially designated such Representative and only upon such written request and under no other circumstances (except as otherwise required by law).
(e)    Unless otherwise determined by the Board (which determination shall include the approval of one (1) of the BR Representatives for so long as the Retained Equity equals or exceeds the Minimum Threshold) and the TPC Member, the composition of the board of managers or board of directors of any Subsidiary of the Company (a “Sub Board”) shall be identical to the composition of the Board.
(f)    Subject to any restrictions under applicable law, the Company shall pay, or shall cause its Subsidiaries to pay, the reasonable out-of-pocket fees and expenses incurred by each Representative in connection with such Representative’s service on the Board, including attending any meeting of the Board or any committee thereof or any meeting of a Sub Board or any committee thereof. Except as otherwise provided in the immediately preceding sentence or elsewhere in this Agreement, the Representatives shall not be compensated for their services as members of the Board.
(g)    For so long as the Retained Equity equals or exceeds the Minimum Threshold, the Board shall not, without the prior written approval of one (1) of the BR Representatives form any Subsidiary, joint venture, partnership or similar business entity or make loans to or investments in any such entity.
4.3    Proxies. A Representative entitled to vote may vote at a meeting of the Board or any committee thereof either in person or by proxy executed in writing by such Representative. An email or similar transmission by the Representative, or a photographic, photostatic, facsimile or similar reproduction of a writing executed by the Representative shall (if stated thereon) be treated as a proxy executed in writing for purposes of this Section 4.3. Proxies for use at any meeting of the Board or any committee thereof or in connection with the taking of any action by written consent shall be filed with the Board, before or at the time of the meeting or execution of the written consent, as the case may be. All proxies shall be received and taken charge of and all ballots shall be received and canvassed by the majority of the Board who shall decide all questions concerning the qualification of voters, the validity of the proxies and the acceptance or rejection of votes. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy. A proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest. Should a proxy designate two or more Persons to act as proxies, unless that instrument shall provide to the contrary, a majority of such Persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting or giving consents thereby conferred, or if only one be present, then such powers may be exercised by that one; or, if an even number attend and a majority do not agree on any particular issue, the Company shall not be required to recognize such proxy with respect to such issue if such proxy does not specify how the votes that are the subject of such proxy are to be voted with respect to such issue.
4.4    Meetings; Quorum; Voting, Etc.
(a)    Meetings of the Board and any committee thereof shall be held at the principal office of the Company or at such other place as may be determined by the Board or such committee. Regular meetings of the Board shall be held on such dates and at such times as shall be determined by the Board. Special meetings of the Board or any committee may be called by any Representative (or, in the case of a special meeting of any committee of the Board, by any Representative that is a member thereof) on at least three (3) Business Days prior written notice to the other Representatives on the Board or committee, as applicable, which notice shall state the purpose or purposes for which such meeting is being called, and the day, hour and place of such meeting; provided that the Representative calling such a special meeting shall use good faith efforts to ensure that each other Representative actually receives such notice, including by sending such notice in multiple formats (i.e., by email, certified mail, etc.).
(b)    A quorum for the transaction of business by the Board (or a committee thereof) shall consist of Representatives holding a majority of the votes held by the Representatives then serving on the Board. If at any meeting of the Board (or a committee thereof), there is less than a quorum present, holders of a majority of the votes held by those present may adjourn the meeting from time to time until a quorum is present.
(c)    Except as specifically provided otherwise in this Agreement, the actions by the Board or any committee thereof shall be taken by vote of the Board or any committee at a meeting of the Representatives thereof and approved by at least the minimum number of Representatives that would be necessary to authorize or take such action at a meeting of the Board or such committee (taking into account disparate voting power); provided that any action required or permitted to be taken at any meeting of the Board or a committee thereof may be taken without a meeting if a consent in writing, setting forth the action so taken, is unanimously signed by each Representative. All requests for written consent shall be sent simultaneously to all Representatives. All such writings shall be filed with the minutes of proceedings of the Board or committee, as the case may be. Attendance of a Representative at a meeting is a waiver of notice of such meeting, except when the Representative attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business at the meeting on the ground that the meeting is not lawfully called or convened. A meeting of the Board or any committee may be held by conference telephone or similar communications equipment by means of which all individuals participating in the meeting can be heard. Prompt notice of the taking of an action at a meeting of the Board or any committee thereof shall be given to those Representatives who were not in attendance at such Board or committee meeting or, in the case of a committee meeting, who are not a member of such committee. After approval of the Board, the minutes of each meeting shall be added to the Company minute book and maintained at the Company’s principal place of business.
4.5    Delegation of Authority. The Board may establish one or more committees, which shall be comprised solely of Representatives; provided that at least one (1) TPC Representative and at least one (1) of the BR Representatives (for so long as the Retained Equity equals or exceeds the Minimum

Threshold) shall serve on any Board committee; provided, further, that the Board shall not establish or empower any committee to carry out the general duties and responsibilities of the Board. The Board may, from time to time, delegate to one or more Persons (including any Officer of the Company) such authority and duties as the Board may deem advisable; provided that the Board shall not delegate any duties of the Board without the approval of one (1) of the BR Representatives for so long as the Retained Equity equals or exceeds the Minimum Threshold. The Board also may assign titles (including chairman, chief executive officer, president, vice president, secretary, assistant secretary, treasurer and assistant treasurer) to any individual and may delegate to such individual certain authority and duties. Any number of titles may be held by the same individual. Any delegation pursuant to this Section 4.5 may be revoked at any time by the Board.
4.6    Officers.
(a)    Designation and Appointment.
(i)    The Board may, from time to time, delegate to one or more Persons such authority and duties as the Board may deem advisable. Any delegation pursuant to this Section 4.6 may be revoked at any time by the Board in its sole discretion.
(ii)    The Board may designate one or more committees, each committee to consist of one or more of the Representatives of the Board. Any committee, to the extent allowed by law and provided in the resolution of the Board establishing such committee, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company.
(iii)    The Board may designate one or more individuals to be Officers of the Company. No Officer need be a Member or Representative. Any Officer so designated shall have such authority and perform such duties as the Board may, from time to time, proscribe or as may be provided in Exhibit C to this Agreement. The Board may assign titles to particular Officers. Unless the Board otherwise specifies, if the title is one commonly used for Officers of a business corporation, the assignment of such title shall constitute the delegation to such Officer of the authority and duties that are normally associated with that officer under the laws of the State of Delaware, subject to any specific delegation of authority and duties (or limitations thereon) made to such Officer (or to the officers generally) by the Board or as set forth in this Agreement. Any individual may hold office until his or her successor is designated by the Board or until his or her earlier death, resignation or removal.
(b)    Resignation; Removal; Vacancies. Any Officer (subject to any contract rights available to the Company, if applicable) may resign as such at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the Board. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation. Any Officer may be removed as such, either with or without cause, by the Board in its discretion at any time or by the holders of the Majority in Interest in their discretion at any time; provided, however, that such removal shall be without prejudice to the contract rights, if any, of the individual so removed. Designation of an Officer shall not of itself create contract rights. Any vacancy occurring in any office of the Company may be filled by the Board and shall remain vacant until filled by the Board.
(c)    Third Party Reliance. The Officers shall be entitled to rely upon the advice of legal counsel, independent public accountants and other experts engaged by the Company, including financial advisors, and any act of or failure to act by any Officer for the benefit of the Company in good faith reliance on such advice shall in no event subject such Officer to liability to the Company or any Unitholder.
4.7    Limitation of Liability. In each case, subject to Section 4.8:
(a)    Except as otherwise provided in this Agreement or in any agreement entered into by such Person and the Company (or such Person and any Member), no Representative or Officer or any of such Representative’s or Officer’s Affiliates shall be liable to the Company or to any Member for any act or omission performed or omitted to be performed by such Representative or Officer in its capacity as such taken in good faith, to the maximum extent permitted by applicable law; provided that, except as otherwise provided in this Agreement, such limitation of liability shall not apply to the extent the act or omission was attributable to such Person’s fraud, gross negligence, intentional misconduct or breach of this Agreement or breach of any other agreement executed in connection herewith, or breach of any duty owed to the Company or to any other Unitholder. The Board and the Officers may exercise any of the powers granted to them by this Agreement and perform any of the duties imposed upon them under this Agreement either directly or by or through its agents, and no Representative, Officer or any of such Representative’s or Officer’s Affiliates shall be responsible for any misconduct or negligence on the part of any such agent appointed by the Board or such Officer (so long as such agent was selected in good faith and with reasonable care). The Board and each Officer shall be entitled to rely upon the advice of legal counsel, independent public accountants and other experts, including financial advisors, and any act of or failure to act by the Board or an Officer in good faith reliance on such advice shall in no event subject the Board, any Representative or any Officer to liability to the Company or any Member. Each Representative and Officer shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any of the other Representatives, officers, employees, or committees of the Company.
(b)    Whenever this Agreement or any other agreement contemplated in this Agreement provides that the Board shall act in a manner which is, or provide terms which are, “fair” or “reasonable” to the Company or any Member, the Board shall determine such appropriate action or provide such terms considering, in each case, the relative interests of each party to such agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable United States generally accepted accounting practices or principles.
(c)    Whenever in this Agreement or any other agreement contemplated in this Agreement, the Board is permitted or required to take any action or to make a decision in its “sole discretion” or “discretion” , with “complete discretion” or under a grant of similar authority or latitude, the Board shall be entitled to consider such interests and factors as it desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Company or any other Person. The resolution, action or terms so made, taken or provided by the Board shall not constitute a breach of this Agreement or any other agreement contemplated in this Agreement or impose liability upon the Board, any Representative of the Board or any of such Representative’s Affiliates.
(d)    Whenever this Agreement or any other agreement contemplated herein provides that the Board may or shall make any determination, so long as the Representative making such determination subjectively believe in good faith that the requisite standard has been met, the Board determination will conclusively be presumed to satisfy the standards of this Agreement or such other agreement.

(e)    Nothing in this Agreement shall be construed to eliminate, or limit any Party’s obligation to comply with, the implied contractual covenant of good faith and fair dealing.
4.8    Fiduciary Duties of the Board. Without limiting the applicability of any other provision of this Agreement, which shall control notwithstanding anything to the contrary in this Section 4.8, the following provisions shall be applicable to the Board and the Representatives in their capacity as members of the Board:
(a)    The Representatives and the decisions of the Board shall have the benefit of the business judgment rule to the same extent as the Representatives and such decisions would be afforded the benefit of such rule if the Board were a board of directors of a corporation organized under the Delaware General Corporation Law.
(b)    The Representatives shall have the same fiduciary duties, including the duties of care and loyalty, as such persons would have if such persons were directors of a corporation organized under the Delaware General Corporation Law, but in no event shall any Board member be liable for any action or inaction for which exculpation or indemnification is provided under Article VI.
(c)    Notwithstanding any other provision of this Agreement or applicable law, whenever in this Agreement a Person who is a Member or a Representative appointed or elected pursuant to this Agreement is permitted or required to make a decision or take an action in the capacity as an investor or holder of Units or on behalf of a Member (including as a partner, officer, representative or owner of an entity that is a Member) (and not in the capacity as a Representative), such Person in making such decisions or taking such actions shall not be subject to any fiduciary duties he, she or it would otherwise have as a Representative and shall be entitled to consider only such interests and facts as such Person desires, including his, her or its own interests or those of his, her or its Affiliates, and shall, to the fullest extent permitted by applicable law, have no duty or obligation to give any consideration to any interest of or factors affecting the Company or any other Person.
ARTICLE V
UNITHOLDERS
5.1    Limitation of Liability. Except as otherwise provided by applicable laws or as set forth in Section 3.5, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Unitholder shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Unitholder or acting as a Representative of the Company; provided that, pursuant to Section 3.1(e), a Unitholder shall be required to return to the Company any Distribution made to it in clear and manifest accounting or similar error and may be required to provide indemnification pursuant to a sale pursuant to Section 9.5 or an Approved Sale under Section 9.6. The immediately preceding sentence shall constitute a compromise to which all Unitholders have consented within the meaning of the Delaware Act. Notwithstanding anything contained herein to the contrary, the failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its business and affairs under this Agreement or the Delaware Act shall not be grounds for imposing personal liability on the Unitholders for liabilities of the Company.
5.2    Lack of Authority. Unless delegated such power in accordance with Section 4.5 or as otherwise provided in this Agreement, no Unitholder shall in its capacity as such have the authority or power to act for or on behalf of the Company in any manner, to do any act that would be (or could be construed as) binding on the Company, or to make any expenditures on behalf of the Company, and the

Unitholders hereby consent to the exercise by the Board of the powers and rights conferred upon them by law and this Agreement.
5.3    No Right of Partition. No current or former Unitholder shall in its capacity as such have the right to seek or obtain partition by court decree or operation of law of any Company property, or the right to own or use particular or individual assets of the Company.
5.4    Confidentiality.
(a)    Each Member recognizes and acknowledges that it may receive certain confidential and proprietary information and trade secrets of the Company and its Subsidiaries, including confidential information of the Company and its Subsidiaries regarding identifiable, specific and discrete business opportunities being pursued by the Company or its Subsidiaries (the “Confidential Information”). Each Member (on behalf of itself and, to the extent that such Member would be responsible for the acts of the following persons under principles of agency law, its directors, officers, shareholders, partners, employees, agents and members) agrees that it will not, during or after the term of this Agreement, whether through an Affiliate or otherwise, take commercial or proprietary advantage of or profit from any Confidential Information or disclose Confidential Information to any Person for any reason or purpose whatsoever, except (i) to authorized representatives and employees of the Company or its Subsidiaries, (ii) in the course of performing such Unitholder’s obligations, or enforcing such Unitholder’s rights, under this Agreement, (iii) as authorized in writing by the Board, (iv) subject to the immediately succeeding sentence, as is required to be disclosed by order of a court of competent jurisdiction, administrative body or governmental body (including by Issuer in Issuer’s filings with the United States Securities and Exchange Commission), or by subpoena, summons or legal process, or by law, rule or regulation, (v) in connection with the sale or potential sale of all or any portion of the assets of the Company or the Units, to any bona fide potential buyers, as permitted under this Agreement and provided that such Persons execute a confidentiality agreement in form and substance reasonably acceptable to the Company prior to receiving such information, and (vi) in any dispute between the Members, so long as the disclosure is reasonably related to the dispute. In the event that a Member or any of its Affiliates or representatives is requested or required by law (including by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, such Member shall notify the Company promptly of the request or requirement so that the Company may, at its sole cost and expense, seek an appropriate protective order or waive compliance with the provisions of this Section 5.4. If, in the absence of a protective order or the receipt of a waiver hereunder, such Member or any of its Affiliates or representatives is compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, such Person may disclose the Confidential Information to the tribunal; provided that such Person shall use commercially reasonable efforts to obtain, at the request and expense of the Company, an order or other assurance that confidential treatment shall be accorded to such portion of the Confidential Information required to be disclosed as the Company shall designate.
(b)    For purposes of this Agreement, “Confidential Information” shall not include any information: (a) that is or becomes generally available to the public other than as a result of a disclosure by such Member or any of its Affiliates or representatives in breach of this Section 5.4; (b) that is disclosed to such Member following the date hereof by a Person that is not known by such Member to be bound by an obligation or duty of confidentiality to the Company or any of its Subsidiaries; (c) that is independently developed by such Member (and that is not otherwise assigned to the Company or subject to confidentiality restrictions); or (d) that was available to such Member on a non-confidential basis prior to its disclosure to such Member by the Company, any of its Subsidiaries, any of their representatives or agents. The limitations in this Section 5.4 are in addition to, and not in lieu of, any other restrictions that a Member may be bound by (whether by contract or otherwise).
(c)    The foregoing shall not limit the ability of the TPC Member, Issuer or their respective Affiliates to conduct customary investor and analyst calls concerning the transactions contemplated hereby, to make internal announcements to their employees, and to make disclosures to potential sources of financing for the transactions contemplated hereby and credit rating agencies. The Company and the BR Member acknowledge and agree that Issuer may file this Agreement, including a summary thereof, with the U.S. Securities and Exchange Commission.
5.5    Members Right to Act. Members shall only have the right to act as expressly set forth in this Agreement. For situations which the approval of the Members (rather than the approval of the Board on behalf of the Members) is required, the Members shall act through meetings and/or written consents as described in paragraphs (a) and (b) below:
(a)    Except as otherwise provided by this Agreement or by applicable law, the Members holding Common Units shall be entitled to one vote per Common Unit on all matters to be voted on by the Members. Without limiting the generality of the foregoing, acts by a Majority in Interest (if, and only if, such Majority in Interest includes the TPC Member) shall be the act of the Members. Any Member entitled to vote at a meeting of Members or to express consent or dissent to Company action in writing without a meeting may authorize another Person or Persons to act for such Member by proxy. An email or similar transmission by the Member, or a photographic, photostatic, facsimile or similar reproduction of a writing executed by the Member shall (if stated thereon) be treated as a proxy executed in writing for purposes of this Section 5.5(a). No proxy shall be voted or acted upon after eleven (11) months from the date thereof, unless the proxy provides for a longer period. A proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest. Should a proxy designate two (2) or more Persons to act as proxies, unless that instrument shall provide to the contrary, a majority of such Persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting or giving consents thereby conferred, or if only one be present, then such powers may be exercised by that one; or, if an even number attend and a majority do not agree on any particular issue, the Company shall not be required to recognize such proxy with respect to such issue if such proxy does not specify how the votes that are the subject of such proxy are to be voted with respect to such issue.
(b)    Except as otherwise provided by this Agreement, the actions by the Members permitted hereunder may be taken at a meeting called by Members holding in the aggregate at least ten percent (10%) of the outstanding Common Units by delivering to the Members at least three (3) Business Days prior to such meeting a notice of such meeting which shall state the purpose or purposes for which such meeting is being called, and the day, hour and place of such meeting; provided that the Members calling such a special meeting shall use good faith efforts to ensure that each other Member actually receives such notice, including by sending such notice in multiple formats (i.e., by email, certified mail, etc.). Except as otherwise provided by this Agreement, the actions by the Members entitled to vote shall be taken by vote of the Members entitled to vote and approved by the Members having not less than the minimum number of Units that would be necessary to authorize or take such action (by a Majority in Interest unless a higher percentage is otherwise required in this Agreement); provided that any action required or permitted to be taken at any meeting of the Members may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by the Members having not less than the minimum number of Units that would be necessary to authorize or take such action (by a Majority in Interest unless a higher percentage is otherwise required in this Agreement). Any action taken pursuant to such written consent of the Members shall have the same force and effect as if taken by the Members at a meeting thereof. All requests for written consent shall be sent simultaneously to all Members entitled to vote on such action. Attendance of a Member at a meeting is a waiver of notice of such meeting, except when such Member attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business at the meeting on the ground that the meeting is not lawfully called or convened. A meeting of the Members may be held by conference telephone or similar communications equipment by means of which all individuals participating in the meeting can be heard. Prompt notice of the taking of an action at a meeting of the Members shall be given to those Members who were not in attendance at such meeting. After approval of the Members, the minutes of each meeting shall be added to the Company minute book and maintained at the Company’s principal place of business.
5.6    Actions Requiring Approval of the BR Member. For so long as the Retained Equity equals or exceeds the Minimum Threshold, the Company shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, without first obtaining the vote or written consent of the BR Member (in addition to any other vote or consent required herein or under the Delaware Act), do any of the following, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:
(a)    liquidate, dissolve or wind up the business and affairs of the Company, or consent or enter into any agreement related to any of the foregoing;
(b)    make any material modification in the nature of the Business, cease any existing line of business or add any new line of business unrelated to the business then being conducted by the Company;
(c)    enter into any transaction between the Company, any of the Members, any of the Representatives or executive officers of the Company and/or any of their Affiliates or immediately family members, or pay or reimburse any expenses, costs or other liabilities of any Representative or executive officer of the Company or any of their Affiliates or immediate family members in excess of $150,000 in the aggregate among all such Persons in any fiscal year (excluding the reimbursement of any expenses incurred in the ordinary course of such Person’s duties as an employee of the Company pursuant to the Company’s documented expense reimbursement policies);
(d)    alter or change, whether by merger, consolidation or otherwise, the rights, preferences or privileges of, or effect any reclassification or recapitalization of, the Units (including the Common Units);
(e)    amend or waive any provision of the Organizational Documents;
(f)    authorize or issue any Equity Securities with any rights senior to the Common Units, including as to dividends and Distributions (whether liquidating Distributions or otherwise);
(g)    effect any merger or consolidation of the Company or any of its Subsidiaries (including pursuant to a Sale of the Company);
(h)    increase or decrease the size of the Board;
(i)    except in the case of the Company serving as the Call Purchaser or the Put Purchaser, redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any Common Units or other Equity Securities; provided, that this restriction shall not apply to the repurchase of Units from employees, officers, consultants or other persons performing services for the Company or any Subsidiary of the Company pursuant to agreements under which the Company has the option to repurchase such Units at cost upon the occurrence of certain events, such as the termination of employment or other provision of services to the Company;
(j)    consummate a public offering pursuant to a registration statement under the Act or otherwise become subject to the periodic reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, or otherwise approve the conversion of the Company from a limited liability company to a corporation, in each case except as otherwise permitted under Sections 9.10(c) and 9.10(d).allow any Subsidiary of the Company to issue shares of capital stock of such subsidiary other than to the Company;
(k)    amend this Section 5.6;
(l)    create or adopt any equity incentive plan or any amendments thereto, or create or adopt any phantom equity plan, carve-out plan or similar incentive plan with proceeds determined based in whole or in part on the proceeds of a Sale of the Company;
(m)    change the Fiscal Year or Fiscal Quarter;
(n)    select, retain or terminate the Company’s auditor or tax advisory firm; or
(o)    agree or commit to undertake any of the foregoing.
5.7    Conflicts of Interest.
(a)    Any Member (other than any individual Member that is an Officer or employee of the Company or any of its Subsidiaries) may engage independently or with others in other business or investment ventures of every nature and description. Neither the Company nor any other Member shall have any right by virtue of this Agreement or the relationship created hereby in or to such other ventures or activities or to the income or proceeds derived therefrom, and the pursuit of such ventures shall not be deemed wrongful or improper, except to the extent pursuit of such ventures otherwise violates this Agreement or a noncompete obligation. Neither the Members nor their Affiliate shall be obligated to present any particular business or investment opportunity to the Company, even if such opportunity is of a character which, if presented to the Company, could be taken by the Company, and the Members and their Affiliates shall have the right to take for their own accounts or to recommend to others any such particular business or investment opportunity.
(b)    It is acknowledged and agreed by the Company and each Unitholder that an Affiliate of the TPC Member has entered into the MASA and the Services Agreement with the Company. In connection therewith, to the fullest extent permitted by law, and notwithstanding anything to the contrary in this Agreement, the Board will not be deemed to have breached any duty (fiduciary or otherwise) to the Company, the Unitholders or any other Person with respect to any action or inaction in connection with or relating to any transaction between the Company or Subsidiary thereof and the TPC Member or any of its Affiliates under the MASA and the Services Agreement or any agreement between the Company (or its predecessor) and the TPC Member (or one of its Affiliates) as currently in effect on the date hereof. No contract or transaction between the Company and one or more of the Officers, or between the Company and any other entity in which one or more of the Officers are directors or officers, or have a financial interest, will be void or voidable solely for this reason.
5.8    Representations and Warranties of the Members.

(a)    By execution and delivery of this Agreement or a joinder agreement in substantially the form attached to this Agreement as Exhibit B, as applicable, each of the Members, whether admitted as of the date hereof or as Additional Member, represents and warrants to the Company and acknowledges that:
(b)    The Units have not been registered under the Securities Act or the securities laws of any other jurisdiction, are issued in reliance upon federal and state exemptions for transactions not involving a public offering and cannot be disposed of unless (i) they are subsequently registered or exempted from registration under the Securities Act and (ii) the provisions of this Agreement have been complied with;
(c)    Such Member’s Units are being acquired for its own account solely for investment and not with a view to resale or distribution thereof;
(d)    Such Member has conducted its own independent review and analysis of the business, operations, assets, liabilities, results of operations, financial condition and prospects of the Company and its Subsidiaries and such Member acknowledges that it has been provided adequate access to the personnel, properties, premises and records of the Company and its Subsidiaries for such purpose;
(e)    The determination of such Member to acquire Units has been made by such Member independent of any other Member and independent of any statements or opinions as to the advisability of such purchase or as to the business, operations, assets, liabilities, results of operations, financial condition and prospects of the Company and its Subsidiaries that may have been made or given by any other Member or by any agent or employee of any other Member;
(f)    Such Member has such knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of an investment in the Company and making an informed decision with respect thereto;
(g)    Such Member is able to bear the economic and financial risk of an investment in the Company for an indefinite period of time;
(h)    The execution, delivery and performance of this Agreement have been duly authorized by such Member and do not require such Member to obtain any consent or approval that has not been obtained and do not contravene or result in a default in any material respect under any provision of any law or regulation applicable to such Member or other governing documents or any agreement or instrument to which such Member is a party or by which such Member is bound;
(i)    This Agreement is valid, binding and enforceable against such Member in accordance with its terms, except as may be limited by Bankruptcy, insolvency, reorganization, moratorium, and other similar laws of general applicability relating to or affecting creditors’ rights or general equity principles (regardless of whether considered at law or in equity); and
(j)    Neither the issuance of any Units to any Member nor any provision contained herein will entitle the Member to remain in the employment of the Company or any its Subsidiaries or affect the right of the Company or any of its Subsidiaries to terminate the Member’s employment at any time for any reason, other than as otherwise provided in such Member’s employment agreement or other similar agreement with the Company or any of its Subsidiaries, if applicable.

None of the foregoing shall replace, diminish or otherwise adversely affect any Member’s representations and warranties made by it in any unit purchase agreement, subscription agreement or award agreement, as applicable.
ARTICLE VI
EXCULPATION AND INDEMNIFICATION
6.1    Exculpation. No Officer shall be liable to any other Officer, the Company or to any Unitholder for any loss suffered by the Company or any Unitholder unless, subject to the other limitations contained in this Agreement, such loss is caused by such Person’s fraud, gross negligence, intentional misconduct or breach of this Agreement or breach of any other agreement executed in connection herewith, or breach of any duty owed to the Company or to any other Unitholder. The Board shall not be liable to the Company or any Unitholder for any loss suffered by the Company or any Unitholder to the maximum extent permitted by the Delaware Act, as the same may exist or may hereafter be amended (but in the case of any amendment, only to the extent such amendment permits the Company to provide broader exculpation than said law permitted the Company prior to said amendment). The Board or any Officer may consult with counsel and accountants in respect of the Company’s affairs, and provided such Person acts in good faith reliance upon the advice or opinion of such counsel or accountants, such Person shall not be liable for any loss suffered by the Company or any Unitholder in reliance thereon.
6.2    Right to Indemnification. Subject to the limitations and conditions as provided in this Article VI, each Person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative, or any appeal in such action, suit or proceeding or any inquiry or investigation that could lead to such an action, suit or proceeding, by reason of the fact that he or she, or a Person of whom he or she is the legal representative, is or was a Unitholder or Officer, or while a Representative or is or was serving as a manager or an Officer of the Company (and, in the sole discretion of the Board, any Person that is or was serving as an employee or agent of the Company or is or was serving at the request of the Company as an officer, manager, director, principal, member, employee or agent of another partnership, corporation, joint venture, limited liability company, trust or other enterprise) or is the general partner of any Subsidiary of the Company (including any representative, officer, director, manager, owner, principal, employee or agent of any such general partner) (any of the foregoing, a “Proceeding”) shall be indemnified by the Company to the fullest extent permitted by the Delaware Act, as the same exist or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment) against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including attorneys’ fees) actually incurred by such Person in connection with such Proceeding, and indemnification under this Article VI shall continue as to a Person who has ceased to serve in the capacity which initially entitled such Person to indemnity hereunder; provided, that except as otherwise set forth in the next sentence, no Person shall be indemnified for any judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements or reasonable expenses (including attorneys’ fees) actually incurred by such Person that are attributable to: (i) such Person’s fraud, gross negligence, intentional misconduct; (ii) proceedings initiated by such Person against the Company (except to the extent a Person is entitled to or receives exculpation pursuant to Section 6.1); (iii) proceedings initiated by the TPC Member to enforce its rights arising under the Acquisition Agreement; or (iv) proceedings initiated by the Company to enforce its rights under any employment, consulting or services agreement between such Person, on the one hand, and the Company, on the other hand. The TPC Member, a BR Member and each of their respective Affiliates shall be indemnified to the fullest extent permitted by the Delaware Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment), and without giving effect to any of the provisos set forth above. The Unitholder, Representative, Officer or any other Person entitled to be indemnified pursuant to this Article VI is sometimes referred to as an “Indemnified Person.” The exculpations from liability and rights granted pursuant to this Article VI shall be deemed contract rights in favor of, and may be enforced by, each Person benefitted thereby (and their respective heirs, executors and administrators), and no amendment, modification or repeal of this Article VI shall have the effect of limiting or denying any such exculpations of liability or rights with respect to actions taken, omission occurring or Proceedings arising prior to any amendment, modification or repeal. It is expressly acknowledged that the indemnification provided in this Article VI could involve indemnification for negligence or under theories of strict liability.
6.3    Advance Payment. Reasonable expenses incurred by an Indemnified Person entitled to be indemnified under Section 6.2 who was, is or is threatened to be made a named defendant or respondent in, or otherwise involved in, a Proceeding shall be paid by the Company, to the extent the Company has, or can readily obtain cash, in advance of the final disposition of the Proceeding upon receipt of an undertaking by or on behalf of such Person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company.
6.4    Indemnification of Employees and Agents. The Company, by adoption of a resolution of the Board, may indemnify and advance expenses to an employee or agent of the Company to the same extent and subject to the same conditions under which it may indemnify and advance expenses to Persons who are not or were not Officers but who are or were serving at the request of the Company as a manager, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a Person to the same extent that it may indemnify and advance expenses to Officers under this Article VI.
6.5    Non-exclusivity of Rights. The right to indemnification and the advancement and payment of expenses conferred in this Article VI shall not be exclusive of any other right which an Indemnified Person indemnified pursuant to Section 6.2 may have or hereafter acquire under any law (common or statutory), provision of the Certificate or this Agreement or otherwise.
6.6    Indemnification Priority. The Company hereby acknowledges that the rights to indemnification, advancement of expenses and/or insurance provided pursuant to this Article VI may also be provided to certain Indemnified Persons by other sources (collectively, the “Affiliate Indemnitors”). The Company hereby agrees that, as between itself and the Affiliate Indemnitors: (a) the Company is the indemnitor of first resort with respect to all such indemnifiable claims against such Indemnified Persons, whether arising under this Agreement or otherwise (i.e., its obligations to such Indemnified Persons are primary and any obligation of the Affiliate Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such Indemnified Persons are secondary); (b) the Company will be required to advance the full amount of expenses incurred by such Indemnified Persons and will be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the terms of this Agreement (or any other agreement between the Company and such Indemnified Persons), without regard to any rights such Indemnified Persons may have against the Affiliate Indemnitors; and (c) the Company irrevocably waives, relinquishes and releases the Affiliate Indemnitors from any and all claims against the Affiliate Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company agrees to indemnify the Affiliate Indemnitors directly for any amounts that the Affiliate Indemnitors pay as indemnification or advancement on behalf of any such Indemnified Person and for which such Indemnified Person may be entitled to indemnification from the Company in connection with serving as a director or officer (or equivalent titles) of the Company or its Subsidiaries. The Company further agrees that no advancement or payment by the Affiliate Indemnitors on behalf of any such Indemnified Person with respect to any claim for which such Indemnified Person has sought indemnification from the Company will affect the foregoing and the Affiliate Indemnitors will be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Indemnified Person against the Company, and the Company will cooperate with the Affiliate Indemnitors in pursuing such rights. The Company and the Indemnified Persons acknowledge that the Affiliate Indemnitors are express third party beneficiaries of the terms of this Section 6.6.
6.7    Insurance. The Company shall purchase and maintain insurance, or cause its Subsidiaries to purchase and maintain insurance, at its or their expense, to protect itself and any Person who is or was serving as a Representative, an Officer or agent of the Company or is or was serving at the request of the Company as a manager, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic limited ability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such Person against such expense, liability or loss under this Article VI.
6.8    Savings Clause. If this Article VI or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless each Indemnified Person indemnified pursuant to this Article VI as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent permitted by any applicable portion of this Article VI that shall not have been invalidated and to the fullest extent permitted by applicable law.
6.9    Acquisition Agreement. Notwithstanding anything to the contrary in this Article VI, (a) nothing in this Article VI is intended to or shall in any way limit the rights or remedies of the Company or any Subsidiary or any Buyer Indemnified Party (as defined in the Acquisition Agreement) against any Indemnitor (as defined in the Acquisition Agreement), solely in its capacity as such, under, arising out of or in connection with any of the Acquisition Agreement or any agreement contemplated thereby, and (b) in no event shall the Company be required or have any obligation to indemnify any Indemnitor in respect of any matter in respect of which such Indemnitor is required to indemnify the Company or any Subsidiary or any Buyer Indemnified Party (as defined in the Acquisition Agreement) under, arising out of or in connection with the Acquisition Agreement.
6.10    Third Party Beneficiaries. The Indemnified Persons are intended third-party beneficiaries to this Article VI, and no amendment, repeal, or modification of this Article VI, howsoever effected, including by merger, conversion, or otherwise, shall apply to or have any effect on the liability or alleged liability of any Indemnified Person for or with respect to any acts or omissions occurring prior to such amendment, repeal, or modification.

ARTICLE VII
DISSOLUTION AND LIQUIDATION
7.1    Dissolution. Subject to the approval requirements set forth in Section 5.6, if applicable, the Company shall be dissolved, and its affairs shall be wound up and terminated, upon:
(a)    the affirmative vote of the Board approving such dissolution and liquidation; or
(b)    an administrative dissolution or the entry of a decree of judicial dissolution of the Company under Section 18‑802 of the Delaware Act.
Except as set forth above or as otherwise required by law, the Company is intended to have perpetual existence. The Company shall not be dissolved by the admission of additional or substitute Members or by an Event of Withdrawal, and upon and after any such admission or event the Company shall continue in existence subject to the terms and conditions of this Agreement.
7.2    Liquidation of Company Interests.
(a)    Upon dissolution, the Company shall be liquidated in an orderly manner. The Board shall act (or it may appoint one or more Members, Representatives, Officers, or other Persons to act, with such Person’s consent) as the liquidators to wind up the affairs of the Company pursuant to this Agreement and terminate the Company. The costs of liquidation shall be borne by the Company. Prior to final distribution and termination, the liquidators shall continue to operate the Company and its assets with all of the power and authority of the Board. The steps to be accomplished by the liquidators are as follows:
(i)    the liquidators shall pay, satisfy and discharge all debts, obligations, and other liabilities of the Company to its creditors (including all sales commissions or other expenses incurred in liquidation) or otherwise make adequate provision for payment and discharge thereof (including establishing cash reserves to be held in escrow for contingent or unforeseen liabilities of the Company, in such amounts and for such holding periods as the liquidators may reasonably determine); and
(ii)    after payment or provision for payment of all of the Company’s liabilities has been made in accordance with subparagraph (i), (A) a final allocation of all items of income, gain, loss, and expense shall be made in accordance with Section 3.2 hereof, and (B) all remaining assets of the Company shall be distributed to the Unitholders in accordance with Section 3.1(a). Any non‑cash assets distributed to the Unitholders shall first be written up or down to their Fair Market Value, thus creating Profit or Loss (if any), which shall be allocated in accordance with Section 3.2.
(b)    In making such distributions, the liquidators shall allocate each type of liquidation asset (i.e., cash or cash equivalents, units of a Subsidiary, etc.) among the Unitholders ratably based upon the aggregate amounts to be distributed with respect to the Units held by each such holder.
(c)    The distribution of cash and/or property to a Unitholder in accordance with the provisions of this Section 7.2 constitutes a complete return to such Unitholder of its Capital Contributions and a complete distribution to the Unitholder of its interest in the Company and the Company’s property. This paragraph constitutes a compromise to which all Unitholders have consented within the meaning of the Delaware Act.
(d)    Upon completion of the distribution of the Company’s assets as provided herein, the Company shall be terminated (and the Company shall not be terminated prior to such time), and the

Board (or such other Person or Persons as the Delaware Act may require or permit) shall file a certificate of cancellation with the Secretary of State of Delaware, cancel any other filings made pursuant to this Agreement that are or should be canceled and take all such other actions as may be necessary to terminate the Company. The Company shall be deemed to continue in existence for all purposes of this Agreement until it is terminated pursuant to this Section 7.2(d).
(e)    A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Company and the liquidation of its assets pursuant to this Section 7.2 in order to minimize any losses otherwise attendant upon such winding up.
(f)    The liquidators shall not be personally liable for the return of Capital Contributions or any portion thereof to any Unitholder (it being understood that any such return shall be made solely from Company assets).
7.3    Valuation.
(a)    Except for the applicable provisions of Article IX, the “Fair Market Value” of any assets or Units to be valued under this Agreement shall be determined in accordance with this Section 7.3.
(b)    The Fair Market Value of any asset constituting cash or cash equivalents shall be equal to the amount of such cash or cash equivalents.
(c)    The Fair Market Value of any asset constituting publicly traded securities shall be, over a consecutive period of thirty (30) Business Days beginning at 9:30 a.m. New York time on the thirtieth (30th) Business Day immediately preceding the date of valuation, and concluding at 4:00 p.m. New York time on the first (1st) Business Day immediately preceding the date of valuation, the average of the closing prices of the sales of such securities on the primary securities exchange on which such securities may at that time be listed, or, if there have been no sales on such exchange on any day, the average of the highest bid and lowest asked prices on such exchanges at the end of such day, or, if on any day such securities are not so listed, the average of the representative bid and asked prices quoted in the Nasdaq System as of 4:00 P.M., New York time, or, if on any day such securities are not quoted in the Nasdaq System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau Incorporated, or any similar successor organization.
(d)    The Fair Market Value of any assets other than cash, cash equivalents, or publicly traded securities shall be the fair value of such assets, as determined in good faith by the Board, which determination shall take into account any factors and using any valuation methodologies that the Board (including one (1) of the BR Representatives for so long as the Retained Equity equals or exceeds the Minimum Threshold and one (1) of the TPC Representatives) in good faith deems relevant, including potentially using independent appraisers, industry comparables, internal valuations and any other customary valuation measures.
ARTICLE VIII
BOOKS OF ACCOUNT
8.1    Records and Accounting. The Company shall keep, or cause to be kept, appropriate books and records with respect to the Company’s business, including all books and records necessary to provide any information, lists and copies of documents required to be provided pursuant to Section

8.5 or pursuant to applicable laws. All matters concerning (i) the determination of the relative amount of allocations and distributions among the Unitholders pursuant to Article II and Article III and (ii) accounting procedures and determinations, and other determinations not specifically and expressly provided for by the terms of this Agreement, shall be determined in good faith by the Board, whose determination shall be final and conclusive as to all of the Unitholders absent manifest clerical error.
8.2    Bank Accounts. The Company may establish accounts for the deposit of Company funds, in such types and at such institutions, as shall be determined from time to time by the Board.
8.3    Fiscal Year. The Fiscal Year of the Company shall be the twelve (12)-month period ending on December 31 of each calendar year, or such other annual accounting period as may be established by the Board.
8.4    Tax Elections.
(a)    The taxable year of the Company (the “Taxable Year”) shall be the same as the Company’s Fiscal Year, unless the Board shall determine otherwise and is in compliance with applicable laws. The Board shall determine whether to make or revoke any available election pursuant to the Code. Each Member will upon request supply any information reasonably necessary to give proper effect to any such election.
(b)    Notwithstanding anything to the contrary in Section 8.4(a), it is the intent of the Members that the Company shall be operated in a manner consistent with its treatment as a “partnership” for federal (and applicable state and local) income tax purposes. In accordance therewith, (i) the Board shall not file any election with any taxing authority to have the Company treated otherwise without first obtaining the written consent of the BR Member, and (ii) each Member hereby represents, covenants, and warrants that it shall not maintain a position inconsistent with such treatment.
8.5    Reports. To the extent practicable, the Company shall provide to each Member, within seventy-five (75) days after the end of each Taxable Year, the Form K‑1 for such Member for such Taxable Year, and such other information as may be necessary for the preparation of each such Member’s United States federal and state income tax returns.
8.6    Tax Matters Partner and Partnership Representative.
(a)    The TPC Member shall be (i) the “tax matters partner” (the “Tax Matters Partner”) within the meaning of Code Section 6231(a)(7) and any similar state, local or foreign tax law provision and (ii) to the extent applicable, the “partnership representative” (the “Partnership Representative”) of the Company pursuant to Code Section 6223(a) (as amended by the Bipartisan Budget Act of 2015) and any similar state, local or foreign tax law provision. The Tax Matters Partner and Partnership Representative shall be authorized and required to represent the Company (at the Company’s expense) in connection with all examinations of the Company’s affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Company funds for professional services and other expenses reasonably incurred in connection therewith. Each Unitholder agrees to cooperate with the Company and to do or refrain from doing any or all things reasonably requested by the Company with respect to the conduct of such proceedings. The Partnership Representative shall be authorized to make any available election, to the extent eligible, under Code Sections 6221 through 6241 and take any action it deems necessary or appropriate to comply with the requirements of the Code and the conduct of the Company under Code Sections 6221 through 6241. Promptly following the written request of the Tax Matters Partner and/or Partnership Representative,

the Company shall, to the fullest extent permitted by law, reimburse and indemnify the Tax Matters Partner and Partnership Representative for all reasonable expenses, including reasonable legal and accounting fees, claims, liabilities, losses and damages incurred as the Tax Matters Partner and/or Partnership Representative. Any taxes payable by the Company under Code Sections 6221 through 6241 (as amended by the Bipartisan Budget Act of 2015) shall be attributed to the Unitholders as reasonably determined by the Partnership Representative, taking into account (to the extent practicable) the amount of tax each Unitholder (or such Unitholder’s predecessor in interest) would have been required to pay with respect to the income (or other items) to which the taxes relate if such income (or other items) had been properly allocated among the Unitholders (or their predecessors in interest) and such Unitholder (or such Unitholder’s predecessor in interest) had been subject to tax on such Unitholder’s (or predecessor in interest’s) share of such income (or other items), and such Unitholder shall indemnify the Company for the amount of such taxes so attributed to such Unitholder; provided that, upon a Unitholder’s written request and at such Unitholder’s sole expense, the Partnership Representative shall provide the Unitholder with a reasonably detailed explanation and copy of the method used to apportion the economic burden of any applicable tax liability. A Unitholder’s obligations to comply with the requirements of this Section 8.6 shall survive such Unitholder’s ceasing to be a Unitholder of the Company and/or the termination, dissolution, liquidation and winding up of the Company, and, for purposes of this Section 8.6, the Company shall be treated as continuing in existence.
(b)    If the Company becomes subject to any tax audit or similar proceeding, the Tax Matters Partner and Partnership Representative shall (i) apportion the economic burden of any Tax liability resulting from such proceeding among the Unitholders in a manner that reasonably takes into account (x) the relative interests of the Unitholders in the Company and the Company’s assets during the “reviewed year” (within the meaning of Code Section 6225(d)) giving rise to such Tax liability, (y) the amount (if any) of the tax items giving rise to the Tax liability that the Internal Revenue Service (or other applicable authority) determined were allocable to each Unitholder, and (z) any increases or reductions in the aggregate amount of the Tax liability reasonably attributable to any action, inaction, tax status, or tax characteristic of a specific Unitholder. At a Unitholder’s request and expense, the Tax Matters Partner and Partnership Representative shall provide the Unitholder with a reasonably detailed explanation and copy of the method used to apportion the economic burden of any applicable Tax liability.
ARTICLE IX
TRANSFER OF UNITS
9.1    Transfer In General. The sale, transfer, assignment, pledge or other disposition of any interest in any Unit or Unit Equivalent (whether with or without consideration and whether voluntarily or involuntarily or by operation of law), directly or indirectly (including by way of a transfer of direct or indirect beneficial ownership of the holder of such Units or Unit Equivalents), is referred to herein as a “Transfer” and to take such action is referred to herein as to “Transfer.”
9.2    Assignee’s Rights.
(a)    A Transfer of a Unit shall be effective as of the date of assignment; provided that such Transfer is in compliance with the terms of this Agreement. Any such Transfer shall be shown on the books and records of the Company. Any Transfer of a Unit that does not comply with the terms and conditions of this Agreement shall be void ab initio, and the Company shall not be required to recognized any such Transfer. If a Transfer is permitted under this Agreement, Profits, Losses and other Company items shall be allocated between the relevant transferor and the assignee (the “Assignee”) according to Code Section 706 using whichever of the “proration” method and “interim closing of the books” method that the Board may direct relative to such Transfer, and Distributions made before the effective date and time of such Transfer shall be paid to the transferor, and Distributions made after such date and time shall be paid to the Assignee.
(b)    Unless and until an Assignee becomes a Member pursuant to Section 9.4(c), the Assignee shall not be entitled to any of the rights granted to a Member under this Agreement or under applicable law, other than the rights granted specifically to Assignees pursuant to this Agreement and to have the other rights granted to Assignees pursuant to the Delaware Act; provided that without relieving the transferring Member from any such limitations or obligations, such Assignee shall be bound by any limitations and obligations of a Member contained in this Agreement by which a Member or other Member would be bound on account of the ownership of Units by the Assignee (including the obligation, if any, to make Capital Contributions on account of such Units).
9.3    Assignor’s Rights and Obligations. Any Member who shall Transfer Units or Unit Equivalents shall cease to be a Member with respect to such Units or Unit Equivalents and shall no longer have any rights or privileges of a Member with respect to such Units or Unit Equivalents, except that unless and until the Assignee is admitted as a Substitute Member in accordance with the provisions of Section 9.4(c) (the “Admission Date”), (a) such assigning Member shall retain all of the duties, liabilities and obligations of a Member with respect to such Units or Unit Equivalents, including the obligation (together with its Assignee pursuant to Section 9.2(b)) to make and return Capital Contributions on account of such Units or other interest pursuant to the terms of this Agreement and (b) the Board may, in its sole discretion, reinstate all or any portion of the rights and privileges of such Member with respect to such Units or Unit Equivalents for any period of time prior to the Admission Date. Nothing contained in this Agreement shall relieve any Member who Transfers any Units or Unit Equivalents from any liability of such Member to the Company or the other Members with respect to such Units or Unit Equivalents that may exist on or before the Admission Date or that is otherwise specified in the Delaware Act and incorporated into this Agreement or for any liability to the Company or any other Person or for any breaches of any representations, warranties or covenants by such Member (in its capacity as such) contained in this Agreement or in the other agreements with the Company, including, without limitation, the restrictions set forth in Section 5.4.
9.4    General Restrictions on Transfer; Permitted Transfers.
(a)    Subject to Section 9.4(b), without the prior written consent of the TPC Member and the BR Member, no holder of Units or Unit Equivalents shall Transfer Units or Unit Equivalents, directly or indirectly (including by way of a transfer of direct or indirect beneficial ownership of such holder and each such holder shall ensure no direct or indirect beneficial owner of such holder effects such a Transfer), other than (i) as required or expressly permitted under this Agreement in connection with an Approved Sale, or (ii) pursuant to the provisions of this Article IX. No Transfer of Units shall be effective until such time as all requirements of this Article IX in respect thereof have been satisfied and, if consents, approvals or waivers are required by the Board, all of same shall have been confirmed in writing by the Board. Any Transfer or purported Transfer of Units or Unit Equivalents not made in accordance with this Agreement (a “Void Transfer”) shall be null and void and of no force or effect whatsoever. Any amounts otherwise distributable under this Agreement in respect of a Unit that has been the subject of a Void Transfer may be withheld by the Company, in the discretion of the Board, until the Void Transfer has been rescinded or approved by the Board, whereupon the amount withheld (after reduction for any costs incurred or damages suffered by the Company attributable to such Void Transfer) shall be distributed, without interest, to either the assignor of the Units (if such Void Transfer is rescinded) or the purported assignee of the Units (if such Void Transfer is ultimately approved by the Board). Commencing on the date a Void Transfer occurs and continuing until the date on which the Void Transfer has been rescinded, (A) neither the assignor nor the purported assignee of the Units shall be entitled to vote upon any matter on which it may otherwise cast a vote under this Agreement, and (B) the Units or Unit Equivalents subject to the Void Transfer shall represent an Economic Interest only.
(b)    Section 9.4(a) shall not apply to any Transfer of Units or Unit Equivalents by any Member (i) to the Company pursuant to an agreement under which the Company has the right to repurchase or the obligation to repurchase such Units or Unit Equivalents upon the occurrence of certain events, (ii) to the Company pursuant to any pledge agreement or other arrangement between such Member and the Company or any of its Subsidiaries whereby such Member agrees to pledge his, her or its Units or Unit Equivalents to the Company or any of its Subsidiaries (or if the terms thereof are otherwise approved by the Board), (iii) in the case of a Member who is an individual, pursuant to applicable laws of descent and distribution, (iv) in the case of the BR Member to a BR Equityholder, (v) to a Member’s Family Members, (vi) to trusts for the benefit of such Member and for bona fide estate planning purposes and (vii) to any Affiliate of the TPC Member (although, in such cases under clauses (iii), (iv), (v), (vi) and (vii), the restrictions contained in this Section 9.4(b) shall continue to apply to such Units and Unit Equivalents after any such Transfer and the transferee of such Units or Unit Equivalents shall have agreed in writing to be bound by the provisions of this Agreement which affect the Units or Unit Equivalents so transferred by executing a joinder in substantially the form attached to this Agreement as Exhibit B; provided, however, that no BR Equityholder or trust for the benefit of the BR Member or any BR Equityholder shall be required to sign a joinder that contains a non-compete agreement). Each transferee permitted under clauses (iii), (iv), (v), (vi) and (vii) of this Section 9.4(b) to which any Unit or Unit Equivalent is transferred is referred to in this Agreement as a “Permitted Transferee”. Notwithstanding anything in this Agreement to the contrary and without limitation to the generality of the restrictions in Section 9.4(a), no Member will, except with the prior written consent of the TPC Member and the BR Member, effect any Transfer of any of his, her or its Units pursuant to this Section 9.4(b) (x) to any Permitted Transferee if such Permitted Transferee has not agreed to be bound by the terms of this Agreement to the same extent and in the same manner as the transferring Member was, immediately prior to the Transfer, bound by the terms of this Agreement, (y) if the Board is not reasonably satisfied that such Transfer would not violate, and would not require registration under, any applicable state or federal securities law (provided that any Transfer from the BR Member to a BR Equityholder shall not require any such Board determination) or (z) during the period from delivery of an Offer Notice through the consummation of the corresponding Transfer or expiration of the period during which the Transfer may occur in accordance with such Offer Notice or during the pendency of an Approved Sale or Forced Sale (provided that any Transfer from the BR Member to a BR Equityholder shall not be so restricted).
(c)    In connection with the Transfer of a Unit or Unit Equivalent permitted under the terms of this Agreement, the Permitted Transferee shall not become a Member (a “Substitute Member”) until the effective date of such Transfer. Further, a Substitute Member may be admitted to the Company as a Member only after furnishing to the Company (i) a letter of acceptance, in form and substance satisfactory to the Board, of all of the terms and conditions of this Agreement including, without limitation, the joinder agreement in the form of Exhibit B attached hereto (provided, however, that no BR Equityholder or trust for the benefit of the BR Member or any BR Equityholder shall be required to sign a joinder that contains a non-compete agreement), and (ii) such other documents or instruments as may be necessary or appropriate (as determined by the Board) in connection with such Person’s admission as a Member. Such admission shall become effective on the date on which the Board determines in its sole discretion that such conditions have been satisfied, and such admission shall be shown on the books and records of the Company.

9.5    Participation Rights.
(a)    Other than in connection with a Public Sale, Approved Sale, or Forced Sale, at least fifteen (15) Business Days prior to any Transfer by any Member (that is consented to pursuant to Section 9.4) of any of the Units then held by such Member (a “Transferring Member”) to a Person who is not an Affiliate of such Member (a “Member Transfer”), the Transferring Member will deliver a written notice (the “Offer Notice”) to each other Member (with each Member who elects to participate in such Member Transfer being referred to herein as a “Participating Member”) specifying in reasonable detail the identity of the prospective transferee(s), the number and class or classes of Units to be transferred by the Transferring Member, the purchase price thereof and the other material terms and conditions of the offer, and any Participating Member which holds the same class of Units may participate in such Member Transfer (subject to the provisions of Section 9.5(b) below with respect to the allocation of the sale proceeds among the classes of Units within such class of Units which may be sold in the proposed Member Transfer) at a price per Unit equal to the price per Unit to be received by the Transferring Member and on the same terms applicable to the Transferring Member, by giving written notice of such election to the Transferring Member within thirty (30) days after delivery of the Offer Notice.
(b)    Each Participating Member electing to participate in a proposed Member Transfer shall be entitled to sell the same proportionate amount of the Units owned by such Member (of the class of Units being sold) as is equal to the proportionate amount of the Units owned by the Transferring Member (of the class of Units being sold) that the Transferring Member intends to sell in the proposed Member Transfer. Notwithstanding the foregoing, (i) in the event that the Transferring Member intends to Transfer Units of more than one class of Units, the Participating Members shall be required to sell in the contemplated Member Transfer a pro rata portion of Units of all such classes of Units (to the extent such Participating Members own any Units of such other classes), which portion shall be determined in the manner set forth immediately above and (ii) with respect to any Participating Member which elects to transfer any Units of a different class within such class of Units than the class of Units within such class of Units proposed to be transferred by the Transferring Member, the price per Unit to be received by such Participating Member in such Member Transfer shall be determined as if the Company had been sold for the valuation implied by such Member Transfer (by extrapolating such valuation to a sale of all of the Units, assuming only the Units of the classes of Units within such class of Units which are proposed to be sold by the Transferring Member and the Participating Members electing to participate in such Member Transfer were outstanding at the time of such assumed sale) and the proceeds of such sale had been distributed by the Company in complete liquidation pursuant to the rights and preferences set forth in this Agreement.
(c)    As a condition precedent to participating in a transaction as set forth in this Section 9.5, each Participating Member shall: (i) be severally obligated to join (on a pro rata basis based on Units sold) in any indemnification obligations (including escrows, hold back or other similar arrangements to support such indemnity obligations), releases or other obligations to which the Transferring Member and its Affiliates agree in connection with such sale (other than (A) any such obligations that relate specifically to the Transferring Member and its Affiliates, such as indemnification with respect to representations and warranties given by the Transferring Member and its Affiliates regarding title to and ownership of securities, as to which obligations the Transferring Member and its Affiliates shall be solely liable with respect to such representations and warranties given by the Transferring Member and its Affiliates, and (B) any such obligations that relate specifically to a particular Participating Member, such as indemnification with respect to representations and warranties given by such Participating Member regarding title to and ownership of securities, as to which obligations such Participating Member shall be solely liable with respect to such representations and warranties given by such Participating Member); and (ii) promptly take all reasonably necessary actions requested by the Transferring Member in connection with, and in order to expeditiously consummate, such Member Transfer and any related transactions, including executing, acknowledging and delivering transfer agreements, sale agreements, confidentiality provisions, escrow agreements, consents, assignments or waivers which in each case are no more burdensome than those executed by the Transferring Member.
(d)    In connection with any Member Transfer, the Company, the Board, each Subsidiary of the Company and each Unitholder shall take all necessary or desirable actions in connection with the consummation of such Member Transfer and any related transactions (including any auction or competitive bid process in connection with or preceding such Transfer) as requested by the Transferring Member, including: (i) retaining investment bankers and other advisors selected by the Transferring Member; (ii) participating in management meetings and preparing pitchbooks and confidential information memorandums; (iii) furnishing information and copies of documents; (iv) filing applications, reports, returns, filings and other documents or instruments with governmental authorities; (v) providing assistance with legal, accounting, tax, financial, benefits and other forms of due diligence; and (vi) otherwise fully and willingly cooperating with the Transferring Member (who shall control all decisions in connection with such Member Transfer (including the hiring or terminating of any investment bank or other professional advisor(s))), the prospective buyer(s), any investment bankers, consultants or other professional advisors who have been retained in connection with such Member Transfer and their respective representatives.
(e)    The Transferring Member shall use reasonable efforts to obtain the agreement of the prospective transferee(s) to the participation of the electing Participating Members in any contemplated Member Transfer and to the inclusion of the Units held by such Participating Members in the contemplated Member Transfer and entitled to be sold in such Member Transfer pursuant to Section 9.5(b) above, and the Transferring Member shall not Transfer any of its Units to any prospective transferee(s) unless (i) such prospective transferee(s) agree to allow the participation of all electing Participating Members and to the inclusion of the Units held by such Participating Members that are entitled to be sold in such Member Transfer pursuant to Section 9.5(b) above, or (ii) the Transferring Member purchases or causes the Company to purchase from each electing Participating Member the same number of securities (at the same price and on the same economic terms) that such Participating Member would have been entitled to sell had the prospective transferee(s) so agreed.
9.6    Approved Sale.
(a)    In the event that the Board and the Members approve a Sale of the Company in accordance with Section 5.6 and the Sale Conditions are met (each, an “Approved Sale”), then the Company may, within five (5) Business Days of such approval, give notice to all of the Members of the invocation of this Section 9.6, which such notice shall set forth, to the extent then determined, the consideration to be paid with respect to each class of Units, the form thereof and the proposed timing of the Sale of the Company. The Company and each Unitholder hereby agree, in the event of any Approved Sale, each Unitholder: (i) shall vote for (if such Unitholder is entitled to vote thereon), consent to (to the extent required or requested) and raise no objections against such Approved Sale; (ii) to the extent permitted by applicable law, shall waive any dissenters or appraisal rights (if any) with respect to such Approved Sale; and (iii) shall not make any claim with respect to or take any action which is reasonably likely to hinder or cause an adverse effect on such Approved Sale, and the Company and each Unitholder shall consummate such Approved Sale on the terms and conditions so approved. In connection with any Approved Sale, the Company, the Board, each Subsidiary of the Company and each Unitholder shall take all necessary or desirable actions in connection with the consummation of the Approved Sale and any related transactions (including any auction or competitive bid process in connection with or preceding such Transfer) as requested by the Board, including: (A) causing the Company and/or its Subsidiaries to retain investment bankers and other advisors selected by the Board; (B) participating in management meetings and preparing pitchbooks and confidential information memorandums; (C) furnishing information and copies of documents; (D) filing applications, reports, returns, filings and other documents or instruments with governmental authorities; (E) providing assistance with legal, accounting, tax, financial, benefits and other forms of due diligence; and/or (F) otherwise fully and willingly cooperating with the Company, the prospective buyer(s), any investment bankers, consultants or other professional advisors who have been retained in connection with such Approved Sale and their respective representatives. If any Unitholder receives securities in lieu of cash consideration in such Approved Sale (i.e. a rollover transaction), the Fair Market Value of such rollover securities will be determined by the Board, which determination shall include the approval of one (1) of the BR Representatives for so long as the Retained Equity equals or exceeds the Minimum Threshold (it being understood that in order to, among other things, facilitate a “rollover” of equity in connection with an Approved Sale, certain Unitholders may be required to receive securities in lieu of cash consideration or certain Unitholders may receive cash consideration in an amount equal to the value of the securities received by certain other Unitholders and such determinations may be made by the Board on a Unitholder by Unitholder basis, which determinations shall include the approval of one (1) of the BR Representatives for so long as the Retained Equity equals or exceeds the Minimum Threshold).
(b)    In any Approved Sale, each Unitholder shall: (i) be severally obligated to join (on a pro rata basis based on Units sold) in any indemnification obligations (including escrows, hold back or other similar arrangements to support such indemnity obligations) or other obligations to which the Company agrees in connection with such Approved Sale such that proceeds will be distributed as if they had been distributed after giving effect to such adjustments, indemnification and other obligations (other than any such obligations that relate specifically to a particular Unitholder, such as indemnification with respect to representations and warranties given by such Unitholder regarding such Unitholder’s title to and ownership of Units as to which obligations such Unitholder shall be solely liable) (provided that such Unitholder’s liability thereunder with respect to breaches of representations and warranties (other than for fraud and representations that relate specifically to such Unitholder) is expressly limited to the aggregate amount of consideration received by such Unitholder in connection with or pursuant to such Approved Sale); and (ii) promptly take all necessary or reasonably desirable actions requested by the Company in connection with, and in order to expeditiously consummate, such Approved Sale and any related transactions, including executing, acknowledging and delivering transfer agreements, sale agreements, confidentiality provisions, escrow agreements, consents, assignments, releases in their capacity as Unitholders (including general releases in their capacity as Unitholders, whether relating to the Company and/or its Affiliates or otherwise) or waivers which in each case are no more burdensome than those executed by the TPC Member. Each Unitholder hereby irrevocably grants to, and appoints, the Company or its designee, such Unitholder’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Unitholder, to vote the Units held by such Unitholder, or to grant a consent or approval in respect of such Units, in connection with any meeting of the Members or any action by written consent in lieu of a meeting of the Members with respect to an Approved Sale. Each Unitholder hereby affirms that the irrevocable proxy set forth in this Section 9.6(b) is given to secure the performance of the duties of such Unitholder under this Agreement. Each Unitholder hereby further affirms that the irrevocable proxy set forth in this Section 9.6(b) is coupled with an interest and irrevocable.
(c)    If the Company enters into a negotiation for an Approved Sale or an Approved Sale transaction for which Rule 506 (or any similar rule then in effect) promulgated by the United States Securities and Exchange Commission may be available with respect to such negotiation or transaction

(including a merger, consolidation or other reorganization), the Unitholders will, at the Company’s request, appoint a purchaser representative (as such term is defined in Rule 501) reasonably acceptable to the Company.
(d)    In the event of a sale or exchange by the Unitholders of all or substantially all of the Units held by the Unitholders (whether by sale, merger, recapitalization, reorganization, consolidation, combination or otherwise), each Unitholder shall receive in exchange for the Units held by such Unitholder the same Fair Market Value of the aggregate consideration from such sale or exchange that such Unitholder would have received if such aggregate consideration had been distributed by the Company in complete liquidation pursuant to the rights and preferences set forth in (but subject to the terms and conditions contained in) Section 3.1(a) as in effect immediately prior to such sale or exchange. Subject to the limitations in this Section 9.6, each Unitholder shall take all necessary or reasonably desirable actions in connection with the distribution of the aggregate consideration from such sale or exchange as reasonably requested by the Company.
(e)    Each of the Company and/or the TPC Member may exercise its rights under this Section 9.6 only if the following conditions (the “Sale Conditions”) are met:
(i)    each Member will receive the same form of consideration and the same portion of the aggregate consideration that such Member would have received if such aggregate consideration had been paid directly to the Company and then distributed by the Company in complete liquidation pursuant to the rights and preferences set forth in (but subject to the terms and conditions contained in) Section 3.1(a) as in effect immediately prior to such sale or exchange;
(ii)    if any Member is given an option as to the form and amount of consideration to be received, each other Member shall be given the same option with respect its Units;
(iii)    the Board will make commercially reasonable efforts to structure any Sale of the Company in a manner that will be tax efficient for the Members; and
(iv)    no Member shall be required to sign any non-compete or non-solicitation agreement in connection with such Sale of the Company; provided that if a Member is an employee of the Company and an Officer, such Member may be required to sign a non-compete or non-solicitation agreement in connection with such Sale of the Company so long as such agreement is not for a period longer than two (2) years and does not differ in any material respect from what is signed and delivered by other Members or other Officers.
(f)    The Company shall pay all transaction costs and expenses incurred by the Company in connection with any Sale of the Company to the extent not paid by the acquiring party. Each Member shall pay for all transaction costs and expenses incurred by such Member on an individual basis.
9.7    Call Option.
(a)    Call Rights. Notwithstanding any other provisions of this Agreement, beginning on August 6, 2018, the TPC Member shall have a continuing and perpetual option and right, but not the obligation, subject in all cases to the terms of this Section 9.7, to deliver an irrevocable written notice of election to the BR Member and the BR Equityholders (to the extent such BR Equityholder owns directly any portion of the Retained Equity) and/or their respective Permitted Transferees (such notice, a “Call Notice” and the transaction resulting from any Call Notice, a “Call Option”) to initiate the purchase by (at the TPC Member’s sole election) the TPC Member, the Company or any of their respective Affiliates (the “Call Purchaser”) from the BR Member and the BR Equityholders (to the extent such BR Equityholder own directly any portion of the Retained Equity) and/or their respective Permitted Transferees (collectively, the “Call Sellers”) all, but not less than all, of the Units owned by the Call Sellers (the “Call Units”) for an amount equal to the Put and Call Price; provided that the Call Purchaser may exercise the Call Option once (and only once) to purchase less than all of the Units owned by the Call Sellers so long as such exercise is for ten percent (10%) of the Units that are issued and outstanding as of such date (for the avoidance of doubt, the Call Purchaser may thereafter exercise the Call Option for all, but not less than all, the remaining Units owned by the Call Sellers). The Put and Call Price may be paid, at the election of the Call Purchaser, in the form of readily available funds or shares of Issuer Common Stock or a combination of both. Under no circumstances shall the aggregate amount of the Put and Call Price for the Call Units exceed $98,000,000 with respect to any Call Notice delivered prior to February 6, 2021. The Call Notice shall (i) specify the identity of the Call Purchaser, (ii) include a calculation of the EBITDA attributable to the Put and Call Price, (iii) include a calculation of the Put and Call Price to be paid by the Call Purchaser to the Call Sellers for the Call Units and (iv) specify what portion of the Put and Call Price will be paid in cash and what portion of the Put and Call Price will be paid in shares of Issuer Common Stock subject to the closing of the Call Option within thirty (30) days of the delivery of the Call Notice. Following the delivery of the Call Notice, the TPC Member shall provide and cause the Company to provide to the BR Member (on behalf of the Call Sellers) with reasonable access, during normal business hours and upon reasonable advance notice, to the personnel, properties, books and records of the Company to the extent reasonably necessary for the BR Member to review the calculations set forth in the Call Notice.
(b)    Call Objection Notice. For the fifteen (15) Business Day period following the delivery of a Call Notice, the BR Member, on behalf of itself and the Call Sellers, may deliver to the TPC Member a written notice (each such notice, a “Call Objection Notice”), which Call Objection Notice shall specify whether the BR Member disagrees with calculation of the Put and Call Price set forth in the Call Notice. If the BR Member does not deliver a Call Objection Notice within such fifteen (15) Business Day period, then the Put and Call Price reflected in the Call Notice shall become final and binding upon all parties. If the BR Member delivers a Call Objection Notice within such fifteen (15) Business Day period, then the TPC Member and the BR Member shall negotiate in good faith for fifteen (15) days (which period may be extended by written agreement of the BR Member and the TPC Member) following the TPC Member’s receipt of such Call Objection Notice to resolve such objections. Any such objections that the TPC Member and the BR Member are unable to resolve during such fifteen (15) day period are referred to as a “Call Dispute.” After such fifteen (15) day period, any matter set forth in the Call Notice that is not a Call Dispute shall become final and binding upon all parties. If the TPC Member and the BR Member are unable to resolve all objections during such fifteen (15) day period, then any Call Disputes, and only such Call Disputes, shall be resolved by Grant Thornton LLP or, if Grant Thornton LLP is not available for such assignment, another nationally recognized accounting firm upon which the TPC Member and the BR Member shall reasonably agree (the “Accounting Firm”). The Accounting Firm shall be instructed to resolve any Call Dispute in accordance with the terms of this Agreement within thirty (30) days after its appointment. In resolving any disputed item, the Accounting Firm may not assign a value to any item greater than the maximum value for such item claimed by either party or less than the minimum value for such item claimed by either party. None of the TPC Member, the Call Sellers or the Company shall have or conduct any communication, either written or oral, with the Accounting Firm without the other parties either being present or receiving a concurrent copy of any such written communication. The TPC Member, the Call Sellers, the Company and their respective employees and/or agents (subject to entry into customary access agreements) shall reasonably cooperate with the Accounting Firm during its engagement and respond on a timely basis to all requests for information or access to documents or personnel made by the Accounting Firm, all with the intent to fairly and in good faith resolve the Call Dispute as promptly as reasonably practicable. The resolution of each such Call Dispute by the Accounting Firm (i) shall be set forth in writing, (ii) shall be within the range of disputes between the TPC Member and the BR Member, (iii) shall constitute an arbitral award and (iv) shall be conclusive and binding upon all parties upon which a judgment may be rendered by a court having proper jurisdiction thereover. Upon delivery of such resolution, the calculation of the Put and Call Price, as modified in accordance with such resolution, shall become final and binding upon all parties. The costs and expenses of the Accounting Firm shall be borne one-half by the BR Member and one-half by the TPC Member.
(c)    Closing of the Call Option. The closing of the purchase of Units pursuant to the Call Option shall take place as soon as practicable after the delivery of the Call Notice but in any event within ninety (90) days after the delivery of the Call Notice (which period may be extended by written agreement of the BR Member and the TPC Member). The Call Purchaser shall pay (or cause to be paid) the Put and Call Price to each Call Seller with respect to the Call Units to be purchased from each such Call Seller pursuant to the Call Option, at the TPC Member’s sole election, by (1) delivery of a cashier’s or certified check or wire transfer of funds to an account specified by such Call Seller, (2) in shares of Issuer Common Stock (via book entry issuance) representing value equal to the stock component of the Put and Call Price based upon the Trading Price of the Issuer Common Stock determined as of the date immediately preceding the date of the delivery of the Call Option (rounded down to the nearest whole share), provided that the closing of the Call Option occurs within thirty (30) days following the delivery of the Call Notice or (3) a combination of (1) and (2) above having value equal to the Put and Call Price payable to such Call Seller with respect to the Call Units so purchased by the Call Purchaser. In the event that the closing of the Call Option occurs more than thirty (30) days following the delivery of the Call Notice, the TPC Member, on behalf of the Call Purchaser, may elect to re-allocate the cash and stock component of the Put and Call Price by providing the BR Member with written notice not less than fifteen (15) days prior to the closing date of the Call Option (the “Call Reallocation Notice”) specifying what portion of the Put and Call Price will be paid in cash and what portion of the Put and Call Price will be paid in shares of Issuer Common Stock. In the event that the closing of the Call Option occurs more than thirty (30) days following the delivery of the Call Notice, the shares of Issuer Common Stock issuable to the Call Sellers will be based upon the Trading Price of the Issuer Common Stock determined as of the date that the Call Purchaser delivers the Call Reallocation Notice (rounded down to the nearest whole share). The Call Purchaser shall be entitled to (i) receive from the Call Sellers representations and warranties regarding (w) good title to such securities, free and clear of any liens or encumbrances, (x) the transferor’s authorization and/or capacity to sell such securities, (y) enforceability and binding effect of the agreement containing such representations and warranties, without violation of any material agreement or material contract to which such transferor is party, (z) to the extent a portion of the Put and Call Price is to be paid in shares of Issuer’s Common Stock, representations and warranties substantially similar to the representations and warranties contained in Section 5.25 of the Acquisition Agreement and (ii) receive an assignment of such Units, duly executed by the holder or holders of such Units and otherwise in form and substance reasonably satisfactory to the Company. With respect to the shares of Issuer Common Stock issuable to the Call Sellers as a component of all or a portion of the Put and Call Price, the Call Seller shall be entitled to receive from the Call Purchaser (and the Issuer, as applicable) representations and warranties regarding (w) good title to such securities, free and clear of any liens or encumbrances, (x) the Issuer’s authorization and/or capacity to issue such securities, (y) enforceability and binding effect of the agreement containing such representations and warranties, without violation of any material agreement or material contract to which Issuer is party and (z) representations and warranties substantially similar to the representations and warranties contained in Section 6.10 of the Acquisition Agreement. Notwithstanding anything to the contrary contained in this

Section 9.7, in the event that the TPC Member and Issuer elect to seek the approval of Issuer’s stockholders that might be required as a result of the component of the Put and Call Price that consists of Issuer Common Stock, the Call Purchaser may elect to extend the closing date by a period of up to an additional forty-five (45) days.
(d)    Call Option Limitations. Notwithstanding anything to the contrary contained in this Agreement, if the number of shares of Issuer Common Stock required to be paid to the Call Sellers in respect of the Call Option (including all shares of Issuer Common Stock paid in connection with any prior exercise of the Call Option pursuant to the proviso in the first sentence of Section 9.7(a)), together with the number of shares of Issuer Common Stock issued as Exchange Shares (as defined in the Acquisition Agreement) would exceed 19.9% of the number of shares of Issuer Common Stock outstanding as of immediately prior to the issuance of the Exchange Shares and therefore require the approval of the Issuer’s stockholders in compliance with the requirements of the listing rules of the Nasdaq Stock Market, LLC (the “Issuer Stockholder Approval”), then the applicable provisions of Section 9.9 shall apply.
(e)    Alternative Structure Option after Call Notice. If the TPC Member delivers a Call Notice with respect to all of the Units owned by the Call Sellers, and in connection with such notice, the TPC Member specifies that any portion of the Put and Call Price is to be paid in shares of Issuer Common Stock, at the request of any corporate BR Member (each such BR Member, a “Corporate Unitholder”), the TPC Member and Issuer shall negotiate in good faith to structure the acquisition of the Units owned by such Corporate Unitholder in a transaction qualifying as a “reorganization” within the meaning of Code Section 368(a), so that the Issuer Common Stock to be issued with respect to the Units owned by such Corporate Unitholder may be received by the stockholders of such Corporate Unitholder without current taxable gain recognition.
(f)    Additional Payment Amounts. At the closing of the purchase of Units pursuant to the Call Option, in addition to the payment of the Put and Call Price to each Call Seller by the Call Purchaser, the Company shall also make the following payments in cash to each Call Seller with respect to the Call Units to be purchased from each such Call Seller pursuant to the Call Option: (i) such Call Unit’s pro rata share of the then existing Excess Available Cash at the time of the closing of the purchase of Units pursuant to the Call Option; and (ii) such Call Unit’s pro rata share of all reserves established by the Company (in accordance with GAAP or otherwise) then existing at the time of the closing of the purchase of Units pursuant to the Call Option to the extent the aggregate amount of such reserves is equal to or less than twenty percent (20%) of the Company’s EBITDA for the trailing twelve (12) months. In addition, if the reserve amounts established by the Company (in accordance with GAAP or otherwise) then existing at the time of the closing of the purchase of Units pursuant to the Call Option are in excess of twenty percent (20%) of the Company’s EBITDA for the trailing twelve (12) months (such excess reserve amounts, the “Excess Reserves”), then to the extent the Board or the Company’s auditors subsequently determine that the amount of any such Excess Reserve exceeds the amount of the obligation, liability or other contingency of the Company that was the basis for establishing the Excess Reserve (e.g., all or a portion of such Excess Reserve is reversed), then the Company shall pay the Call Sellers with respect to each Call Unit purchased pursuant to the Call Option such Call Seller’s pro rata share of the amount by which the Excess Reserves have been determined by the Board or the Company’s auditors to exceed such obligations, liabilities or other contingencies. Such payment with respect to Excess Reserve amounts shall be made within ten (10) calendar days of the date on which the Board or the Company’s auditors makes such determination that the Excess Reserve exceeded the Company’s obligations, liabilities or other contingencies to which the Excess Reserve relates. Each Call Seller’s “pro rata share” of the amounts set forth in this Section 9.7(f) shall be based on the number of outstanding

Common Units held by each Call Seller immediately prior to the closing of the purchase of Units pursuant to the Call Option as a percentage of the total outstanding Common Units at such time. This Section 9.7(f) shall survive any Sale of the Company.
9.8    Put Option.
(a)    Put Rights. Notwithstanding any other provisions of this Agreement, following February 6, 2021, the BR Member, on behalf of itself and the BR Equityholders (to the extent such BR Equityholder own directly any portion of the Retained Equity) and/or their respective Permitted Transferees (collectively, the “Put Sellers”), shall have a continuing and perpetual option and right subject in all cases to the terms of this Section 9.8, to deliver an irrevocable written notice of election to the TPC Member (such notice, a “Put Election” and the transaction resulting from any Put Election, a “Put Option”) to initiate the purchase by (at the TPC Member’s sole election) the TPC Member, the Company or any of their respective Affiliates (the “Put Purchaser”) from the Put Sellers of all, but not less than all, of the Units owned by the Put Sellers (the “Put Units”) for an amount equal to the Put and Call Price. Subject to Section 9.9, the Put and Call Price may be paid, at the election of the Put Purchaser, in the form of readily available funds or shares of Issuer Common Stock or a combination of both. Within fifteen (15) days following the TPC Member’s receipt of the Put Election, the TPC Member shall prepare and deliver to the BR Member a written notice which shall (the “Put Notice”) (i) specify the identity of the Put Purchaser, (ii) include a calculation of the EBITDA attributable to the Put and Call Price, (iii) include a calculation of the Put and Call Price to be paid to the Put Sellers for the Put Units and (iv) specify what portion of the Put and Call Price will be paid in cash and what portion of the Put and Call Price will be paid in shares of Issuer Common Stock subject to the closing of the Put Option within thirty (30) days of the delivery of the Put Notice. Following the delivery of the Put Notice, the TPC Member shall provide and cause the Company to provide to the BR Member (on behalf of the Put Sellers) with reasonable access, during normal business hours and upon reasonable advance notice, to the personnel, properties, books and records of the Company to the extent reasonably necessary for the BR Members review the calculations set forth in the Put Notice.
(b)    Put Objection Notice. For the fifteen (15) Business Day period following the delivery of a Put Notice, the BR Member, on behalf of itself and the Put Sellers, may deliver to the TPC Member a written notice (each such notice, a “Put Objection Notice”), which Put Objection Notice shall specify whether the BR Member disagrees with calculation of the Put and Call Price set forth in the Put Notice. If the BR Member does not deliver a Put Objection Notice within such fifteen (15) Business Day period, then the Put and Call Price reflected in the Put Notice shall become final and binding upon all parties. If the BR Member delivers a Put Objection Notice within such fifteen (15) Business Day period, then the TPC Member and the BR Member shall negotiate in good faith for fifteen (15) days (which period may be extended by written agreement of the BR Member and the TPC Member) following the TPC Member’s receipt of such Put Objection Notice to resolve such objections. Any such objections that the TPC Member and the BR Member are unable to resolve during such fifteen (15) day period are referred to as a “Put Dispute.” After such fifteen (15) day period, any matter set forth in the Put Notice that is not a Put Dispute shall become final and binding upon all parties. If the TPC Member and the BR Member are unable to resolve all objections during such fifteen (15) day period, then any Put Disputes, and only such Put Disputes, shall be resolved by Accounting Firm. The Accounting Firm shall be instructed to resolve any Put Dispute in accordance with the terms of this Agreement within thirty (30) days after its appointment. In resolving any disputed item, the Accounting Firm may not assign a value to any item greater than the maximum value for such item claimed by either party or less than the minimum value for such item claimed by either party. None of the TPC Member, the Put Sellers or the Company shall have or conduct any communication, either written or oral, with the Accounting

Firm without the other parties either being present or receiving a concurrent copy of any such written communication. The TPC Member, the Put Sellers, the Company and their respective employees and/or agents (subject to entry into customary access agreements) shall reasonably cooperate with the Accounting Firm during its engagement and respond on a timely basis to all requests for information or access to documents or personnel made by the Accounting Firm, all with the intent to fairly and in good faith resolve the Put Dispute as promptly as reasonably practicable. The resolution of each such Put Dispute by the Accounting Firm (i) shall be set forth in writing, (ii) shall be within the range of disputes between the TPC Member and the BR Member, (iii) shall constitute an arbitral award and (iv) shall be conclusive and binding upon all parties upon which a judgment may be rendered by a court having proper jurisdiction thereover. Upon delivery of such resolution, the calculation of the Put and Call Price, as modified in accordance with such resolution, shall become final and binding upon all parties. The costs and expenses of the Accounting Firm shall be borne one-half by the BR Member and one-half by the TPC Member. The BR Member shall not be entitled to exercise the Put Option any time after the TPC Member delivers a Call Notice for all of the Units owned by the Call Sellers.
(c)    Closing of the Put Option. The closing of the purchase of Units pursuant to the Put Option shall take place as soon as practicable after the delivery of the Put Notice but in any event within ninety (90) days after the delivery of the Put Notice (which period may be extended by written agreement of the BR Member and the TPC Member). The Put Purchaser shall pay (or cause to be paid) the Put and Call Price to each Put Seller with respect to the Put Units to be purchased from each such Put Seller pursuant to the Put Option, at the TPC Member’s sole election, by (1) delivery of a cashier’s or certified check or wire transfer of funds to an account specified by such Put Seller, (2) in shares of Issuer Common Stock (via book entry issuance) representing value equal to the stock component of the Put and Call Price based upon the Trading Price of the Issuer Common Stock determined as of the date immediately preceding delivery of the Put Notice (rounded down to the nearest whole share), provided that the closing of the Put Option occurs within thirty (30) days following the delivery of the Put Notice or (3) a combination of (1) and (2) above having value equal to the Put and Call Price payable to such Put Seller with respect to the Put Units so purchased by the Put Purchaser. In the event that the closing of the Put Option occurs more than thirty (30) days following the delivery of the Put Notice, the TPC Member, on behalf of the Put Purchaser, may elect to re-allocate the cash and stock component of the Put and Call Price by providing the BR Member with written notice not less than fifteen (15) days prior to the closing date of the Put Option (the “Put Reallocation Notice”) specifying what portion of the Put and Call Price will be paid in cash and what portion of the Put and Call Price will be paid in shares of Issuer Common Stock. The number of shares of Issuer Common Stock issuable to the Put Sellers as a component of all or a portion of the Put and Call Price shall be based upon the Trading Price of the Issuer Common Stock determined as of the date immediately preceding the delivery of the Put Notice (rounded down to the nearest whole share), provided the closing of the Put Option occurs within thirty (30) days following the delivery of the Put Notice. In the event that the closing of the Put Option occurs more than thirty (30) days following the delivery of the Put Notice, the shares of Issuer Common Stock issuable to the Put Sellers will be based upon the Trading Price of the Issuer Common Stock determined as of the date that the Put Purchaser delivers the Put Reallocation Notice (rounded down to the nearest whole share). The Put Purchaser shall be entitled to (i) receive from the Put Sellers representations and warranties regarding (w) good title to such securities, free and clear of any liens or encumbrances, (x) the transferor’s authorization and/or capacity to sell such securities, (y) enforceability and binding effect of the agreement containing such representations and warranties, without violation of any material agreement or material contract to which such transferor is party, (z) to the extent a portion of the Put and Call Price is to be paid in shares of Issuer’s Common Stock, representations and warranties substantially similar to the representations and warranties contained in Section 5.25 of the Acquisition Agreement and (ii) receive an assignment of such Units, duly executed by the holder or holders of such

Units and otherwise in form and substance reasonably satisfactory to the Company. With respect to the shares of Issuer Common Stock issuable to the Put Sellers as a component of all or a portion of the Put and Call Price, the Put Seller shall be entitled to receive from the Put Purchaser (and the Issuer, as applicable) representations and warranties regarding (w) good title to such securities, free and clear of any liens or encumbrances, (x) the Issuer’s authorization and/or capacity to issue such securities, (y) enforceability and binding effect of the agreement containing such representations and warranties, without violation of any material agreement or material contract to which Issuer is party and (z) representations and warranties substantially similar to the representations and warranties contained in Section 6.10 of the Acquisition Agreement
(d)    Alternative Structure Option after Put Notice. If the BR Member delivers a Put Notice, and in connection with such notice, the TPC Member specifies that any portion of the Put and Call Price is to be paid in shares of Issuer Common Stock, at the request of any Corporate Unitholder the TPC Member and Issuer shall negotiate in good faith to structure the acquisition of the Units owned by such Corporate Unitholder in a transaction qualifying as a “reorganization” within the meaning of Code Section 368(a), so that the Issuer Common Stock to be issued with respect to the Units owned by such Corporate Unitholder may be received by the stockholders of such Corporate Unitholder without current taxable gain recognition.
(e)    Put Option Limitations. Notwithstanding anything to the contrary contained in this Agreement, if the amount of shares of Issuer Common Stock required to be paid to the Put Sellers in respect of the Put Option together with any shares of Issuer Common Stock paid in connection with a prior exercise of the Call Option pursuant to the proviso in the first sentence of Section 9.7(a) and the number of shares of Issuer Common Stock issued as Exchange Shares would require the Issuer Stockholder Approval, then the applicable provisions of Section 9.9 shall apply.
(f)    Issuer’s Change of Control. Notwithstanding anything to the contrary in this Section 9.8, if at any time following the date hereof the Issuer anticipates undergoing a Change of Control Transaction, the Issuer shall provide the Put Sellers written notice of such Change of Control Transaction at least fifteen (15) Business Days prior to the completion of such Change of Control Transaction, and the Put Sellers shall have the option (but not the obligation) to exercise their Put Option at any time either before such Change of Control Transaction or within fifteen (15) Business Days after the completion of the Change of Control Transaction. The closing of the purchase of Units pursuant to this Section 9.8 shall occur either (i) at the closing of such Change of Control Transaction, if the Put Option is exercised prior to the closing of the Change of Control Transaction (with the time frames in Section 9.8 modified as necessary to accommodate such timing), or (ii) within ten (10) Business Days after the Put Option is exercised, if the Put Option is exercised after the closing of the Change of Control Transaction (with the time frames in Section 9.8 modified as necessary to accommodate such timing). The Issuer shall ensure that any purchaser or surviving entity following such Change of Control Transaction assumes and complies in full with the Issuer’s and the Put Purchasers’ obligations under this Section 9.8.
(g)    Additional Payment Amounts. The terms of Section 9.7(f) with respect to the additional payments made in connection with the closing of the purchase of Units pursuant to any Call Option shall apply equally to the closing of the purchase of Units pursuant to any Put Option pursuant to this Section 9.8. This Section 9.8(g) shall survive any Sale of the Company.

9.9    Stockholder Approval; Forced Sale Rights.
(a)    Stockholder Approval. To the extent that the exercise of the Call Option or the Put Option requires the Issuer Stockholder Approval, then the TPC Member shall cause the Issuer to seek approval of the Issuer’s stockholders in compliance with the requirements of the listing rules of the Nasdaq Stock Market, LLC within ninety (90) days after the delivery of the Call Notice or the Put Notice (which period may be extended by written agreement of the BR Member and the TPC Member); provided, however that if the Call Notice or the Put Notice is delivered within ninety (90) days of the date on which Issuer plans to hold its annual meeting of stockholders, Issuer may elect to seek the Issuer Stockholder Approval at such upcoming annual meeting of stockholders rather than calling a special meeting of Issuer stockholders. If the Issuer Stockholder Approval is not obtained during such period, the Company shall initiate a Sale Process in accordance with Sections 9.9(b), (c) and (d) below.
(b)    Initiation of Sale Process. If the Issuer Stockholder Approval is not obtained during the period set forth in Section 9.9(a), then the Company shall initiate a process (the “Sale Process”), in accordance with this Section 9.9, intended to result in a Sale of the Company. Such written notice shall include a designation of one (1) individual (the “Holder Representative”) to act on behalf of the BR Member and to exercise the authority granted to the Holder Representative pursuant to Section 9.9(c) below. Each of the Members and the Company agree to use his, her or its commercially reasonable efforts, in consultation with the Financial Advisor (as defined below) and Deal Counsel (as defined below), to facilitate a Sale of the Company. In furtherance of the foregoing, upon receipt of the notice described above, the Company shall, and shall cause its officers, employees, consultants, counsel and advisors to take the actions set forth in Section 9.9(c) below.
(c)    Specific Obligations.
(i)    Advisors. The Company shall engage an investment bank (the “Financial Advisor”) and a law firm (the “Deal Counsel”) reasonably satisfactory to the Holder Representative (which may be the Company’s existing investment bank and law firm) to assist with the Sale Process. The Financial Advisor and Deal Counsel, as well as any other advisors engaged pursuant to this Section 9.9(c)(i), shall represent the Company, and only the Company, in the sale process, and the costs, fees and expenses of such advisors shall be paid by the Company pursuant to the terms of engagement letters that are approved by the Holder Representative (such approval not to be unreasonably withheld, conditioned or delayed). None of the Financial Advisor, Deal Counsel or any other advisor selected in accordance with this Section 9.9(c)(i) shall be terminated by the Company, and none of the engagement letters shall be amended or modified, without the written consent of the Holder Representative.
(ii)    Cooperation with Sale Process. Without limiting the generality of the provisions of Section 9.9(c)(i), the Company shall, and shall cause its employees, officers, consultants, counsel, advisors and Affiliates to:
(A)Assist the Financial Advisor in creating a list of potential acquirers;
(B)Set up and maintain a virtual or actual data room (as elected by the Holder Representative) containing due diligence materials customarily provided in connection with transactions of the nature of a Sale of the Company, along with any other due diligence materials requested by the Holder Representative or reasonably requested by any potential acquirer;
(C)Execute customary non-disclosure agreements with potential acquirers;

(D)Provide incentive compensation to members of the Company’s management, and in an amount and form, all as determined by the Holder Representative to be necessary or helpful to the successful consummation of the Sale of the Company;
(E)Prepare, or assist the Financial Advisor with the preparation of, any marketing, financial or other materials deemed by the Holder Representative or the Financial Advisor to be necessary or helpful in connection with a Sale of the Company;
(F)Attend and participate in any meetings, conference calls, or presentations regarding the Company and its business with potential acquirers;
(G)Execute a letter of intent or term sheet on terms reasonably acceptable to the Holder Representative with one or more potential acquirers;
(H)Execute and perform the Company’s obligations contained in such definitive agreements relating to a Sale of the Company as are negotiated by the Holder Representative and the potential acquirer;
(I)Communicate regularly and promptly with each of the Financial Advisor and Deal Counsel regarding the Sale Process;
(J)Not to take any action that might reasonably be expected to impede any Sale of the Company;
(K)Operate the Business only in the ordinary course of business consistent with past practice, and maintain all then-existing business relationships in good standing; and
(L)Take any other actions that are reasonably necessary or related to a sale process (including in the judgment of the Holder Representative, the Financial Advisor or Deal Counsel) in order to facilitate a Sale of the Company.
(iii)    Notwithstanding anything to the contrary in this Section 9.9, no Member shall be required to sign any non-compete or non-solicitation agreement in connection with such Sale of the Company (including pursuant to a Sale Process); provided that if a Member is an employee of the Company and an Officer, such Officer may be required to sign a non-compete or non-solicitation agreement in connection with such Sale of the Company so long as such agreement is not for a period longer than two (2) years and does not differ in any material respect from what is signed and delivered by other Members or other Officers.
(d)    Approval of the Terms and Conditions of a Proposed Sale of the Company.
(i)    The Company shall cause its management, together with the Financial Advisor and Deal Counsel, to deliver regular updates to its Board regarding material developments in the Sale Process and summarizing the status of the negotiation of the terms and conditions of the Sale of the Company. The Company shall, upon request of the Holder Representative, either call a meeting of its Board or seek the written consent of the Board and the Members to approve of the Sale of the Company and the entering into of the definitive agreements relating thereto (a “Forced Sale”).
(ii)    In the event of a Forced Sale, all of the Members, including the TPC Members, shall comply with the applicable terms and conditions of Section 9.6 above treating such

Forced Sale as if it were an Approved Sale and all provisions of Section 9.6 above that relate to all Members other than the TPC Member shall be deemed to also include the TPC Member.
9.10    Conversion to Corporate Form Upon a Public Offering
(a)    Approval. If the Board (including one (1) of the BR Representatives for so long as the Retained Equity equals or exceeds the Minimum Threshold) and the Members (in accordance with Section 5.6) approve a Public Offering with respect to the Company or otherwise approve the conversion of the Company from a limited liability company to a corporation (whether or not in connection with a Public Offering), each Member and Unitholder (and each Person that retains voting control of any Units Transferred in accordance with this Section 9.10) hereby consents to such Public Offering and shall vote for (to the extent it has any voting right) and raise no objections against such Public Offering or conversion, and each Member and Unitholder shall take all reasonable actions in connection with the consummation of such Public Offering or conversion as determined by the Board and the TPC Member.
(b)    Required Actions. The Company shall, at the request of the underwriters in the case of a Public Offering or the Board or the TPC Member in the case of any other conversion, effect a conversion to corporate form and, in connection therewith, the Members shall, at the request and under the direction of the Board and the TPC Member, take all actions necessary or desirable to effect such conversion (including, without limitation, whether by conversion to a subchapter C corporation, merger or consolidation into any entity, recapitalization or otherwise), giving effect to the same economic, voting and corporate governance provisions contained herein after taking into consideration the structure of the Company and its Subsidiaries and their respective securities (a “Corporate Conversion”). In connection with the Corporate Conversion, each holder of the Common Units will be entitled to receive a percentage of the shares of common stock of the corporate successor outstanding immediately following the Corporate Conversion equal to the percentage that such holder of Common Units would have received of the total amount distributed to all Unitholders had the Company liquidated and distributed such common stock in accordance with Article VII on the day of the Corporate Conversion (after giving effect to any payments as a result of the redemption (if any) of any Units). Each Unitholder hereby consents to such Corporate Conversion and agrees that it will, in connection with such Corporate Conversion, consent to and raise no objections against the Corporate Conversion. In connection with such Corporate Conversion, each Unitholder hereby agrees to enter into (i) a securityholders agreement with the corporate successor and each other Unitholder on terms approved by the TPC Member which contains restrictions on the Transfer of such capital stock and other provisions (including, without limitation, with respect to the governance and control of such corporate successor) in form and substance similar to the provisions and restrictions set forth herein (including, without limitation, in this Article IX) and (ii) an agreement with the corporate successor providing for the continued vesting of, and repurchase rights respecting, any capital stock issued in respect of unvested Common Units in form and substance similar to the provisions and restrictions with respect to vesting and repurchase rights set forth herein. The Company or its successor shall pay any fees incurred by any the TPC Member pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder, in connection with any such Corporate Conversion.
(c)    Demand Registration Rights.
(i)    If the Company receives at any time after the earlier of (A) four (4) years after the date of this Agreement or (B) six (6) months after the effective date of a Public Offering, a written request from the BR Member that the Company file a registration statement under the Securities Act covering the registration of at least ten percent (10%) of the then outstanding Equity Securities of the Company (a “Demand Registration”), then the Company shall use its commercially reasonable efforts to effect as expeditiously as possible the registration under the Securities Act of (y) all Units or any Equity Securities of another entity issued in exchange for the Units in anticipation of a Public Offering (“Registrable Securities”) held by the BR Member which are requested to be registered in the initial written demand and (z) any additional Registrable Securities requested to be registered by any Members who elect to include Registrable Securities in such Demand Registration in a written notice or notices given within ten (10) days of the date the Demand Registration Notice (as defined below) is given by the Company (together with the Registrable Securities described in clause (y), the “Included Securities”).  Promptly (but in no event later than five (5) Business Days) after the receipt by the Company of any written demand pursuant to clause (y) of the immediately preceding sentence, the Company will give written notice of such demand to all holders of Registrable Securities (the “Demand Registration Notice”).  The Company shall effect the registration under the Securities Act of the Included Securities as expeditiously as possible and use its commercially reasonable efforts to have such registration become and remain effective.  The Company shall have the right to select the underwriters for a Demand Registration that is to be an underwritten offering, subject to the reasonable approval of the BR Member.
(ii)    Notwithstanding Section 9.10(c)(i), the Company shall not be required to effect more than two Demand Registrations from the BR Member; provided, that the BR Member shall be entitled to unlimited additional Demand Registrations if such additional Demand Registrations would be eligible for registration on Form S-3; provided, further, that the Company shall not be required to effect more than two such Demand Registrations on Form S-3 in any twelve (12) month period.
(iii)    Any registration initiated pursuant to Section 9.10(c)(i) shall not count as a Demand Registration (A) unless and until a registration statement with respect to all Registrable Securities to be sold in connection therewith shall have become effective and remained effective for a period of 120 days, or, if a shorter time until all of the Included Securities shall have been sold, (B) if after it has become effective such registration is interfered with by any stop order, injunction or other order or requirement of the Securities and Exchange Commission or any other governmental authority for any reason not attributable to the holders of Included Securities, such that no sales are possible thereunder for a period of ten consecutive days or more, (C) if the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such registration are not satisfied or waived, other than by reason of a failure on the part of the holders of Included Securities or (D) if, due to the provisions of Section 9.10(c)(iv) the demanding holder is prohibited from registering 30% or more of its Registrable Securities requested to be registered in the initial written demand.
(iv)    If a Demand Registration is an underwritten offering and the managing underwriters advise the Company in writing that in their good faith judgment the number of securities to be included in a Demand Registration exceeds the number that can be sold in the offering in light of marketing factors or because the sale of a greater number would adversely affect the price of the Registrable Securities to be sold in such Demand Registration, then the total number of securities the underwriters advise can be included in such Demand Registration shall be allocated (A) first, to the holders of the Included Securities, pro rata; (B) second, to the Company, as the case may be, for any securities that the Company proposes to issue and sell for its own account; and (C) third, to other persons that the Company is obligated to register pursuant to other contractual arrangements, pro rata.
(d)    Piggyback Registration Rights.
(i)    Whenever the Company proposes to complete a Public Offering (other than in connection with a Demand Registration) and the registration form to be used may be used for the registration of Registrable Securities (a “Piggyback Registration”), the Company shall give prompt written notice to all holders of Registrable Securities of its intention to effect such a registration and, subject to the terms of subsection (ii) below, shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within ten (10) days after the receipt of the Company’s notice.
(ii)    If a Piggyback Registration is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the Company, the Company shall include in such registration (A) first, the securities the Company proposes to sell, (B) second, the Registrable Securities requested to be included in such registration, pro rata among the holders of such Registrable Securities on the basis of the number of shares owned by each such holder, and (C) third, other securities requested to be included in such registration pursuant to contractual arrangements with the Company.
(e)    Holdback Agreement. No Unitholder shall effect any Public Sale or distribution of any Units or of any capital stock or Equity Securities of the Company or any corporate successor thereto, or any securities convertible into or exchangeable or exercisable for such Units, stock or securities, during the seven (7) days prior to and the ninety (90)-day period (one hundred eighty (180) days in the case of an initial Public Offering) beginning on the effective date of any underwritten Public Offering, except as part of such underwritten Public Offering or unless otherwise permitted by the Company.
9.11    BR Equityholders Repurchase Option.
(a)    Repurchase Right. In the event that any BR Equityholder Employee ceases to be employed by the Company and/or such Subsidiary during the period beginning on the date of this Agreement and ending on the earlier of (A) the three (3) year anniversary of the Closing Date (as defined in the Acquisition Agreement) or (B) the date that the TPC Member delivers the Call Notice to the BR Member pursuant to Section 9.7 to purchase all, but not less than all, of the outstanding Units held by the Call Sellers, as a result of the following occurrences after the date hereof: (i) such BR Equityholder Employee’s voluntary resignation as an employee, other than for Good Reason or upon death or disability (“Good Reason” shall be as defined in such BR Equityholder Employee’s employment agreement with the Company), or (ii) the termination of such BR Equityholder Employee employment by the Company for Cause (the date of such cessation or termination, the “Termination Date”), the Unvested Units (as defined below) held directly or indirectly by such BR Equityholder Employee (including Units held by the BR Member with respect to such BR Equityholder Employee) shall be subject to purchase by the TPC Member pursuant to the terms and conditions set forth in this Section 9.11 (the “BR Equityholder Repurchase Option”). The purchase price of Unvested Units which are subject to purchase pursuant to the BR Equityholder Repurchase Option (the “Available Units”) shall be the lower of (i) the Put and Call Price, with the termination date being deemed the date on which the Repurchase Notice (as defined below) is delivered for purposes of the definition of the Put and Call Price, and (ii) the per Common Unit purchase price paid by the TPC Member to the BR Member for the Common Units acquired by the TPC Member at the Closing (as defined in the Acquisition Agreement) (such lower purchase price, the “Repurchase Price”). The Redemption Price for the Available Units may be paid, at the election of the TPC Member, in the form of readily available funds or shares of Issuer Common Stock or a combination of both. For purposes of this Section 9.11, “employed” means such BR Equityholder Employee is an employee of the Company and does not include any BR Equityholder (such as Denis Grosz) that is serving as a consultant or contractor to the Company.

(b)    Repurchase Notice. The TPC Member shall be entitled to exercise the BR Equityholder Repurchase Option for all or any portion of any Available Units held by such BR Equityholder Employee by delivering written notice (the “Repurchase Notice”) to the BR Member within thirty (30) days after the Termination Date. The Repurchase Notice shall (i) set forth the number of Available Units to be acquired from the BR Member or the BR Equityholder Employee if such Available Units are held directly by such BR Equityholder Employee (or his, her or its Permitted Transferee), (ii) the aggregate consideration to be paid for such Available Units (including a calculation of the EBITDA attributable to the Put and Call Price) and the time and place for the closing of the transaction, and (iii) specify what portion of the Repurchase Price will be paid in cash and what portion of the Repurchase Price will be paid in shares of Issuer Common Stock. Following the delivery of the Repurchase Notice, the TPC Member shall provide and cause the Company to provide to such BR Equityholder Employee with reasonable access, during normal business hours and upon reasonable advance notice, to the personnel, properties, books and records of the Company to the extent reasonably necessary for such BR Equityholder Employee to review the calculations set forth in the Repurchase Notice.
(c)    Repurchase Objection Notice. For the fifteen (15) Business Day period following the delivery of a Repurchase Notice, such BR Equityholder Employee may deliver to the TPC Member a written notice (each such notice, a “Repurchase Objection Notice”), which Repurchase Objection Notice shall specify whether such BR Equityholder disagrees with calculation of the Put and Call Price set forth in the Repurchase Notice. If the such BR Equityholder Employee does not deliver a Repurchase Objection Notice within such fifteen (15) Business Day period, then the Repurchase Price reflected in the Repurchase Notice shall become final and binding upon all parties for the purposes of the calculation of the Repurchase Price. If such BR Equityholder Employee delivers a Repurchase Objection Notice within such fifteen (15) Business Day period, then the TPC Member and such BR Equityholder Employee shall negotiate in good faith for fifteen (15) days (which period may be extended by written agreement of such BR Equityholder Employee and the TPC Member) following the TPC Member’s receipt of such Repurchase Objection Notice to resolve such objections. Any such objections that the TPC Member and such BR Equityholder Employee are unable to resolve during such fifteen (15) day period are referred to as a “Repurchase Dispute.” After such fifteen (15) day period, any matter set forth in the Repurchase Notice that is not a Repurchase Dispute shall become final and binding upon all parties. If the TPC Member and such BR Equityholder Employee are unable to resolve all objections during such fifteen (15) day period, then any Repurchase Disputes, and only such Repurchase Disputes, shall be resolved by Accounting Firm. The Accounting Firm shall be instructed to resolve any Repurchase Dispute in accordance with the terms of this Agreement within thirty (30) days after its appointment. In resolving any disputed item, the Accounting Firm may not assign a value to any item greater than the maximum value for such item claimed by either party or less than the minimum value for such item claimed by either party. None of the TPC Member, such BR Equityholder Employee or the Company shall have or conduct any communication, either written or oral, with the Accounting Firm without the other parties either being present or receiving a concurrent copy of any such written communication. The TPC Member, such BR Equityholder Employee, the Company and their respective employees and/or agents (subject to entry into customary access agreements) shall reasonably cooperate with the Accounting Firm during its engagement and respond on a timely basis to all requests for information or access to documents or personnel made by the Accounting Firm, all with the intent to fairly and in good faith resolve the Repurchase Dispute as promptly as reasonably practicable. The resolution of each such Repurchase Dispute by the Accounting Firm (i) shall be set forth in writing, (ii) shall be within the range of disputes between the TPC Member and such BR Equityholder Employee, (iii) shall constitute an arbitral award and (iv) shall be conclusive and binding upon all parties upon which a judgment may be rendered by a court having proper jurisdiction thereover. Upon delivery of such resolution, the calculation of the Put and Call Price, as modified in accordance with such resolution, shall become final and binding upon all parties for the purposes of the calculation of the Repurchase Price. The costs and expenses of the Accounting Firm shall be borne one-half by such BR Equityholder Employee and one-half by the TPC Member.
(d)    Closing of the Repurchase Option. The closing of the purchase of the Available Units pursuant to the Repurchase Option shall take place as soon as practicable after the delivery of the Repurchase Notice but in any event within ninety (90) days after the delivery of the Repurchase Notice (which period may be extended by written agreement of such BR Equityholder Employee and the TPC Member). The TPC Member shall pay (or cause to be paid) the Repurchase Price to such BR Equityholder Employee with respect to the Available Units to be purchased from such BR Equityholder pursuant to the Repurchase Option, at the TPC Member’s sole election, by (1) delivery of a cashier’s or certified check or wire transfer of funds to an account specified by such BR Equityholder Employee, (2) in shares of Issuer Common Stock (via book entry issuance) representing value equal to the stock component of the Repurchase Price based upon the Trading Price of the Issuer Common Stock determined as of the date immediately preceding delivery of the Repurchase Notice (rounded down to the nearest whole share), provided that the closing of the Repurchase Option occurs within thirty (30) days following the delivery of the Repurchase Price or (3) a combination of (1) and (2) above having value equal to the Repurchase Price payable to such Put Seller with respect to the Available Units so purchased by TPC Member. In the event that the closing of the Repurchase Option occurs more than thirty (30) days following the delivery of the Repurchase Notice, the TPC Member may elect to re-allocate the cash and stock component of the Repurchase Price by providing such BR Equityholder Employee with written notice not less than fifteen (15) days prior to the closing date of the Repurchase Option (the “Repurchase Reallocation Notice”) specifying what portion of the Repurchase Price will be paid in cash and what portion of the Repurchase Price will be paid in shares of Issuer Common Stock. The number of shares of Issuer Common Stock issuable to such BR Equityholder Employee as a component of all or a portion of the Repurchase Price shall be based upon the Trading Price of the Issuer Common Stock determined as of the date immediately preceding the delivery of the Repurchase Notice (rounded down to the nearest whole share), provided the closing of the Repurchase Option occurs within thirty (30) days following the delivery of the Repurchase Notice. In the event that the closing of the Repurchase Option occurs more than thirty (30) days following the delivery of the Repurchase Notice, the shares of Issuer Common Stock issuable to such BR Equityholder Employee will be based upon the Trading Price of the Issuer Common Stock determined as of the date that the TPC Member delivers the Repurchase Reallocation Notice (rounded down to the nearest whole share).
(e)    The TPC Member shall be entitled to (i) receive from the BR Member or the BR Equityholder Employee if such Available Units are held directly by such BR Equityholder Employee (or his, her or its Permitted Transferee) representations and warranties regarding (w) good title to such securities, free and clear of any liens or encumbrances, (x) the transferor’s authorization and/or capacity to sell such securities, (y) enforceability and binding effect of the agreement containing such representations and warranties, without violation of any material agreement or material contract to which such transferor is party, (z) to the extent a portion of the purchase price for the Available Units is to be paid in shares of Issuer’s Common Stock, representations and warranties substantially similar to the representations and warranties contained in Section 5.25 of the Acquisition Agreement and (ii) receive an assignment of such Units, duly executed by the holder or holders of such Units and otherwise in form and substance reasonably satisfactory to the Company. With respect to the shares of Issuer Common Stock issuable to the BR Member or the BR Equityholder Employee if such Available Units are held directly by such BR Equityholder Employee (or his, her or its Permitted Transferee) as a component of all or a portion of purchase price for the Available Units to be purchased pursuant to the BR Equityholder

Repurchase Option, the BR Member or the BR Equityholder Employee if such Available Units are held directly by such BR Equityholder Employee (or his, her or its Permitted Transferee) as the case may be, shall be entitled to receive from the TPC Member (and the Issuer, as applicable) representations and warranties regarding (w) good title to such securities, free and clear of any liens or encumbrances, (x) the Issuer’s authorization and/or capacity to issue such securities, (y) enforceability and binding effect of the agreement containing such representations and warranties, without violation of any material agreement or material contract to which Issuer is party and (z) representations and warranties substantially similar to the representations and warranties contained in Section 6.10 of the Acquisition Agreement.
(f)    The BR Equityholder Repurchase Option set forth in this Section 9.11 shall continue to apply to the Units following any Transfer thereof, other than a Transfer to the Company. The TPC Member shall be entitled to assign the BR Equityholder Repurchase Option and all of the TPC Member’s rights under this Section 9.11 to an Affiliate of the TPC Member or Issuer.
(g)    “Unvested Units” shall mean any and all Units of a BR Equityholder Employee that have not yet vested on the Termination Date. The Units consisting of the Retained Equity shall “vest” (and therefore will no longer be Unvested Units subject to the TPC Member’s repurchase right set forth in this Section 9.11), in three (3) equal annual installments beginning on the first anniversary of the date of this Agreement. In the event that a BR Equityholder Employee’s employment with the Company is terminated for any reason (including death or disability) other than (i) for Cause (as defined in this Section 9.11) by the Company or (ii) by BR Equityholder Employee upon his or her voluntary resignation without Good Reason, then upon such termination all of BR Equityholder Employee’s Units shall be deemed “vested” as of the date of such termination and shall no longer be subject to the TPC Member’s repurchase right set forth in this Section 9.11.
(h)    Additional Payment Amounts. To the extent that the Repurchase Price was less than the per Common Unit purchase price paid by the TPC Member to the BR Member for the Common Units acquired by the TPC Member at the Closing (as defined in the Acquisition Agreement), the terms of Section 9.7(f) with respect to the additional payments made in connection with the closing of the purchase of Units pursuant to any Call Option shall apply equally to any purchase of Units from a BR Equityholder Employee pursuant to this Section 9.11; provided, however under no circumstances will the Repurchase Price exceed the per Common Unit purchase price paid by the TPC Member to the BR Member for the Common Units acquired by the TPC Member at the Closing (as defined in the Acquisition Agreement). This Section 9.11(h) shall survive any Sale of the Company.
9.12    Set-Off Rights. The TPC Member shall have the right to set-off against any amount due to the BR Member or to any BR Equityholder (to the extent the BR Member has transferred any of the Retained Equity to a BR Equityholder) under Section 9.7, Section 9.8 or Section 9.11, any amount of any Indemnified Losses determined by a final, non-appealable judgment of a court of competent jurisdiction to be due to the TPC Member under the terms and conditions of the Acquisition Agreement.
9.13    Conduct of Business. Upon and from the delivery of the Call Notice or the Put Election, as applicable, and until the earlier to occur of (i) the closing of the purchase of Units pursuant to the Call Option or Put Option, as applicable, and (ii) the expiration of all obligations of Issuer and the Call Purchaser or the Put Purchaser (or their respective successors), as applicable, under Section 9.7 or Section 9.8, as applicable, the TPC Member and the Company shall, and shall cause their respective employees, officers, consultants, counsel, advisors and Affiliates to:

(a)    conduct the business and operations of the Company in the ordinary course, consistent with the past practices of the Company and in accordance with mutually agreed upon annual operating and capital budgets, and in connection therewith (i) use its commercially reasonable efforts to maintain the Company’s assets, rights and properties and to preserve intact the Company’s current relationships with customers, employees, suppliers and others having business dealings with it, (ii) maintain the Company’s books and records in the usual, regular and ordinary manner, on a basis consistent with past practice, and (iii) use commercially reasonable efforts to preserve the goodwill and ongoing operations of the Company’s business;
(b)    use commercially reasonable efforts to comply with and cause the Company to comply with the Company’s obligations under its then-existing agreements, contracts and other business arrangements;
(c)    not prevent or otherwise restrict the Company from selling or providing products or services or any other revenue generating activity which is consistent with the business conducted by the Company;
(d)    not undergo or otherwise become a party to a Change of Control Transaction unless the successor to the business, assets, or equity interests, as the case may be, affirmatively assumes in writing the obligations of the Call Purchaser or the Put Purchaser, as the case may be, pursuant to this Agreement;
(e)    not enter into, amend or otherwise modify any credit or equity financing agreement or arrangement, or fail to perform any obligation under any such then-existing agreement or arrangement, the result of which could be reasonably likely to prevent, hinder or delay the payment of amounts pursuant to Section 9.7 or Section 9.8;
(f)    not cause or permit any arrangement inconsistent with past accounting practices and standards of the Company that has the effect of artificially shifting revenues into or out of the Company or into or out of accounting periods;
(g)    not cause or permit the Company to implement any discounts in pricing unless approved in advance in writing by one (1) of the BR Representatives for so long as the Retained Equity equals or exceeds the Minimum Threshold;
(h)    not transfer or divert any business of the Company, or any of its customers, suppliers or service providers to any other Person or entity;
(i)    refrain from taking any action that might reasonably be expected to prejudice the Business or adversely impact its value; and
(j)    refrain from taking any action that would otherwise require a super-majority approval in accordance with Section 5.6.
9.14    Registration Rights Relating to Issuer Common Stock.
(a)    With respect to any Issuer Common Stock issued to the BR Member, the BR Equityholders and/or their respective Permitted Transferees in connection with each of (i) the closing of the transactions contemplated in the Acquisition Agreement (such Issuer Common Stock, “Initial Issuer Registrable Securities”) and (ii) any payment of the Put and Call Price in Issuer Common Stock pursuant to Section 9.7 or Section 9.8 hereof (such Issuer Common Stock, “Put/Call Issuer Registrable

Securities” and, together with the Initial Issuer Registrable Securities, the “Issuer Registrable Securities”) (each such date, the applicable “Filing Date”), the Issuer shall, and the TPC Member shall cause the Issuer to, file with the SEC a registration statement on Form S-3 or, to the extent that Form S-3 is not available, Form S-1 (the “Issuer Registration Statement”), which Registration Statement shall provide for the resale of the applicable Issuer Registrable Securities. The Registration Statement covering the resale of the Initial Issuer Registrable Securities shall be filed with the SEC within ninety (90) days after the date of this Agreement, and the Issuer shall, and the TPC Member shall cause the Issuer to, use commercially reasonable efforts to cause such Registration Statement to become effective prior to the initial expiration of the transfer restrictions pursuant to the applicable lockup agreement among the BR Member and any applicable BR Equityholder and/or their respective Permitted Transferees, on the one hand, and Issuer, on the other hand. The Registration Statement covering the resale of the Put/Call Issuer Registrable Securities shall be filed with the SEC within sixty (60) days after the issuance of the Issuer Common Stock as payment for the Put and Call Price, and the Issuer shall, and the TPC Member shall cause the Issuer to, use commercially reasonable efforts to cause such Registration Statement to become effective within sixty (60) days thereafter.
(b)    The TPC Member shall cause Issuer to use its commercially reasonable efforts to cause each Issuer Registration Statement to be declared effective by the Securities and Exchange Commission as promptly as possible after the filing thereof and shall use its commercially reasonable efforts to continuously maintain the effectiveness of such Issuer Registration Statement until all Initial Issuer Registrable Securities or Put/Call Issuer Registrable Securities, as applicable, have been sold pursuant to the applicable Issuer Registration Statement (each such date, the applicable “Registration Rights Termination Date”). Such Issuer Registration Statements will permit the holders of Issuer Registrable Securities to resell the Issuer Registrable Securities pursuant to the Issuer Registration Statement.
(c)    Issuer may delay the filing or effectiveness of each Registration Statement if Issuer’s Board of Directors determines in its reasonable judgment (i) that proceeding with such a filing or request for effectiveness would require Issuer to disclose material information that would not otherwise be required to be disclosed at that time or (ii) that the registration to be delayed would, if not delayed, materially adversely affect Issuer and its subsidiaries taken as a whole or materially interfere with, or jeopardize the success of, any pending or proposed material transaction, including any debt or equity financing, any acquisition or disposition, any recapitalization or reorganization or any other material transaction, whether due to commercial reasons, a desire to avoid premature disclosure of information or any other reason. Any period during which the Issuer has delayed a filing or effectiveness pursuant to this Section 9.14(b) is herein called a “Suspension Period.” The TPC Member shall provide prompt written notice to the BR Member, the BR Equityholders, as applicable, and/or their respective Permitted Transferees of the commencement and termination of any Suspension Period but shall only be obligated under this Agreement to disclose the reasons therefor if the BR Member, the BR Equityholders, as applicable, and/or their respective Permitted Transferees and the Issuer have entered into a confidentiality agreement relating to the disclosure of such information and the BR Member, the BR Equityholders, as applicable, and/or their respective Permitted Transferees requests that the Issuer disclose the reasons therefor. The BR Member, the BR Equityholders, as applicable, and their respective Permitted Transferees shall keep the existence of each Suspension Period confidential and refrain from making offers and sales of Registrable Securities during each Suspension Period. In no event (x) may the Issuer deliver notice of a Suspension Period to the BR Member, the BR Equityholders, as applicable, and/or their respective Permitted Transferees more than two (2) times during any twelve (12) month period; (y) shall any Suspension Period be in effect for an aggregate of seventy-five (75) days or more in any twelve (12) month period; and (z) shall any second Suspension Period during any twelve (12) month period begin within thirty (30) days of the end of the preceding Suspension Period.
(d)    In addition to the other obligations of Issuer set forth in this Agreement, Issuer shall be required to:
(i)    use commercially reasonable efforts to prepare and file with the Securities and Exchange Commission such amendments and supplements to such Issuer Registration Statement and the prospectus used in connection with such Issuer Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Issuer Registration Statement for the period commencing on the applicable Filing Date and ending on the applicable Registration Rights Termination Date;
(ii)    furnish to any holder with respect to the Issuer Registrable Securities registered under the Issuer Registration Statement such number of copies of the Issuer Registration Statement, prospectuses and preliminary prospectuses in conformity with the requirements of the Securities Act and such other documents as the holder may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Issuer Registrable Securities owned by the holder;
(iii)    use its commercially reasonable efforts to register and qualify the securities covered by such Issuer Registration Statement under such other securities or blue sky laws of such jurisdictions as shall reasonably be requested by the holders, provided that the Issuer shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any state or jurisdiction in which it is not now qualified or has not consented;
(iv)    notify each holder of Issuer Registrable Securities covered by the applicable Issuer Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such Issuer Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;
(v)    cause all such Issuer Registrable Securities registered pursuant to this Section to be listed on the securities exchange and trading system on which similar securities issued by the Issuer are then listed;
(vi)    promptly notify each holder after it receives notice of the time when the applicable Issuer Registration Statement has been declared effective by the Securities and Exchange Commission, or when a supplement or amendment to the Issuer Registration Statement has been filed with the Securities and Exchange Commission;
(vii)    promptly notify each holder after it shall receive notice of the issuance of any stop order by the Securities and Exchange Commission delaying or suspending the effectiveness of the Issuer Registration Statement; and
(viii)    cooperate with the holders to facilitate the timely preparation and delivery of certificates representing Issuer Registrable Securities, or other applicable evidence of such Issuer Registrable Securities to be delivered to a transferee pursuant to the Issuer Registration Statement, which certificates shall be free, to the extent permitted by this Agreement, the Purchase Agreement and under applicable law, of all restrictive legends, and to enable such Issuer Registrable Securities to be in such denominations and registered in such names as any such holders may reasonably request.
(e)    Notwithstanding anything to the contrary in this Agreement, Issuer shall not be required to file a Registration Statement or include Issuer Registrable Securities in a Registration Statement unless it has received from the holder or holders of such Issuer Registrable Securities, at least five (5) Business Days prior to the anticipated filing date of the Registration Statement, information and documents reasonably requested by Issuer to be provided by such holder of Issuer Registrable Securities for inclusion in such Registration Statement.
ARTICLE X
WITHDRAWAL AND RESIGNATION OF UNITHOLDERS
10.1    Withdrawal.
(a)    No Unitholder shall have the power or right to withdraw or otherwise resign from the Company prior to the dissolution and winding up of the Company pursuant to Article VII, except as otherwise expressly permitted by this Agreement or any of the other agreements contemplated hereby. Upon a Transfer of all of a Unitholder’s Units in a Transfer permitted by this Agreement, such Unitholder shall cease to be a Unitholder.
(b)    Notwithstanding that payment on account of a withdrawal may be made after the effective time of such withdrawal, any completely withdrawing Unitholder will not be considered a Unitholder for any purpose after the effective time of such complete withdrawal, and, in the case of a partial withdrawal, such Unitholder’s Capital Account (and corresponding voting and other rights) shall be reduced for all other purposes hereunder upon the effective time of such partial withdrawal.
ARTICLE XI
MISCELLANEOUS
11.1    Information Rights. The Company hereby agrees that it shall comply with the following provisions by delivering to the BR Member, for so long as it holds Units in the aggregate of at least five percent (5%) of the outstanding Common Units, access to inspect the Company’s properties, examine its books of account and records, and discuss the Company’s affairs, finances, and accounts with its officers, during normal business hours of the Company as may be reasonably requested; provided, however, that the Company shall not be obligated pursuant to this Section 11.1 to provide access to any information that it reasonably and in good faith and upon the advice of outside counsel considers to be a trade secret the disclosure of which may jeopardize valid trade secret protection afforded such information under applicable law (unless covered by an enforceable confidentiality agreement, in form acceptable to the Company) or the disclosure of which, and to the extent that, upon the advice of outside counsel, such access would adversely affect the attorney-client privilege between the Company and its counsel. Each Member holding Common Units that is a “venture capital operating company” for purposes of Department of Labor Regulations Section 2510.3-101 shall, in addition to all other rights granted under this Agreement, have the right to consult with and advise the officers of the Company with respect to the management of the Company and its Subsidiaries.
11.2    Further Assurances. The parties shall execute and deliver all documents, instruments, and certificates, provide all information, and take or refrain from taking all such further actions as may be reasonably necessary or appropriate to achieve the purposes of this Agreement and effect the provisions hereof, as determined in good faith by the Board.

11.3    Title to Company Assets. The Company’s assets will be deemed to be owned by the Company as an entity, and no Unitholder, individually or collectively, will have any ownership interest in any Company asset or any portion thereof in such Unitholder’s capacity as a Unitholder.
11.3    Creditors. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Company or any of its Affiliates, and no creditor who makes a loan to the Company or any of its Affiliates may have or acquire at any time as a result of making the loan any direct or indirect interest in Company Profits, Losses, Distributions, capital or property other than as a creditor.
11.5    Amendments, Modifications, or Waivers.
(a)    Subject to Section 11.5(b) and Section 11.5(c), any provision of this Agreement may be amended or modified if, but only if, such amendment or modification is in writing and is approved in writing by the Board, including at least one (1) of the TPC Representatives and at least one (1) of the BR Representatives for so long as the Retained Equity equals or exceeds the Minimum Threshold.
(b)    Notwithstanding Section 11.5(a) but subject to Section 11.5(c), if an amendment or modification of this Agreement:
(i)    would alter or change the special rights hereunder of a Member or group of Members (including the BR Member) specifically granted such special rights by name, such amendment or modification shall not be effective against such Member or group of Members (as the case may be) without the prior written consent of such Member or, in the case of a group of Members, the holders of at least a majority of the Units held by such group of Members;
(ii)    would alter or change the powers, preferences or special rights hereunder of the holders of a class of Units (holders of such class, the “Subject Members”) so as to affect them materially and adversely different than the holders of any other class of Units, such amendment or modification shall not be effective against the Subject Members without the prior written consent of the holders of at least a majority of such class of Units held by the Subject Members;
(iii)    would alter or change the rights or obligations of any Member provided under Section 2.2(d), Section 2.3, Section 3.1(b), Section 5.1, Section 5.4, Section 5.6, Section 7.2, Article IX or this Section 11.5 shall not be effective without the prior written consent of Members holding a majority of the Units not held by the TPC Member and its Affiliates; or
(iv)    would alter or change the rights or obligations of any Member provided under Section 9.7(f), Section 9.8(g) or Section 9.11(h) shall not be effective (a) without the prior written consent of (a) any Member with the right or obligation to sell Units pursuant to any such Section or (b) in the case of a former Member that has already sold Units pursuant to any such Section, without the prior written consent of such former Member (even if no longer a Member under this Agreement).
(v)    would alter or change any requirement in this Agreement that a matter be approved by all Members, such amendment or modification shall not be effective without the prior consent of all Members.
(c)    The provisions of Section 11.5(a) and Section 11.5(b) shall not apply to any amendments or modifications otherwise expressly permitted by this Agreement. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.
11.6    Successors and Assigns. Except as otherwise provided herein, this Agreement shall inure to the benefit of and be binding upon the Unitholders and their respective heirs, executors, administrators, legal representatives, successors and permitted assigns, whether so expressed or not.
11.7    Remedies. Each Unitholder shall have all rights and remedies set forth in this Agreement and all rights and remedies which such Person has been granted at any time under any other agreement or contract and all of the rights which such Person has under any law. Any Person having any rights under any provision of this Agreement or any other agreements contemplated hereby shall be entitled to enforce such rights specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition.
11.8    Offset. Whenever the Company or any Subsidiary is to pay any sum to any Unitholder or any Affiliate or Related Person thereof in their capacity as a Unitholder, any amounts that such Unitholder or such Affiliate or Related Person owes in their capacity as a Unitholder, to the Company or any Subsidiary thereof, may be deducted from that sum before payment.
11.9    Governing Law. The law of the State of Delaware shall govern all questions concerning the construction, validity, interpretation and enforceability of this Agreement and the exhibits and schedules attached hereto, and the performance of the obligations imposed by this Agreement, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.
11.10    Jurisdiction; Service of Process. Each of the parties submits to the exclusive jurisdiction of the United States District Court or the Delaware Court of Chancery located in Wilmington, Delaware in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in such court. Each party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Any party may make service on any other party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 11.15 below. Nothing in this Section 11.10, however, shall affect the right of any party to serve legal process in any other manner permitted by law or at equity. Each party agrees that a final judgment in any action or proceeding so brought (subject to any rights of appeal) shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity.
11.11    Compliance with Laws. At all times during the term of this Agreement, the Company shall obtain and maintain all material permits, licenses and approvals as may be required by applicable law in order to engage in its activities as described herein, and shall otherwise operate in such a manner so as to comply in all material respects with all federal, state, and local laws that may be applicable to the Company or its affairs.

11.12    Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.
11.13    Counterparts. This Agreement may be executed simultaneously in two or more separate counterparts, any one of which need not contain the signatures of more than one party, but each of which will be an original and all of which together shall constitute one and the same agreement binding on all the parties hereto.
11.14    Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. The use of the word “including” in this Agreement shall be by way of example rather than by limitation, and shall be deemed to be followed by the words “without limitation.” Reference to any agreement, document or instrument means such agreement, document or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and if applicable hereof. The use of the words “or,” “either” and “any” shall not be exclusive. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. The use of the phrase “ordinary course of business,” “ordinary course of business consistent with past practices” or words of similar import shall be a reference to the Company as well as any predecessors‑in‑interest.
11.15    Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when (a) delivered personally to the recipient, (b) sent to the recipient by reputable express courier service (charges prepaid), (c) mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid or (d) telecopied to the recipient (with hard copy sent to the recipient by reputable overnight courier service (charges prepaid) that same day) if telecopied before 5:00 p.m. eastern standard time on a Business Day, and otherwise on the next Business Day. Such notices, demands and other communications shall be sent to the Company at the following address and to all Unitholders to the addresses set forth on the Unit Ownership Ledger:
To the Company:    BestReviews LLC
c/o Tribune Publishing Company, LLC
202 W. 1st Street
Los Angeles, California 90012
Facsimile: (213) 237-4401
Email: Julie.Xanders@tronc.com

with a copy (which shall     Honigman Miller Schwartz and Cohn LLP
not constitute notice) to:    2290 First National Building
660 Woodward Avenue
Detroit, MI 48226-3506

Attention: Phillip D. Torrence
Facsimile: (269) 337-7703
Email: ptorrence@honigman.com

BestReviews Inc.
8985 Double Diamond Parkway Unit B7,
Reno, NV 89521
Attention: Ben Faw
Email: ben@bestreviews.com

Morrison & Foerster LLP
425 Market Street
San Francisco, CA 94105
Attention: John M. Rafferty
Fax: (415) 276-7305
Email: jrafferty@mofo.com

and

Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP
1200 Seaport Boulevard
Redwood City, CA 94063
Attention: Ivan A. Gaviria
Fax: 877-881-9198
Email: igaviria@gunder.com

or to such other address or facsimile number or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party.
11.16    Complete Agreement. This Agreement, the documents expressly referred to herein, and related documents of even date herewith embody the complete agreement and understanding among the parties and terminate, supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way, including, without limitation, the Prior LLC Agreement.
11.17    Business Days. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday, or legal holiday in the State of California, the time period shall automatically be extended to the Business Day immediately following such Saturday, Sunday, or legal holiday.
11.18    Electronic Delivery. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a photographic, photostatic, facsimile, portable document format (.pdf) or similar reproduction of such signed writing using a facsimile machine or electronic mail shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or electronic mail to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or electronic mail as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.
11.19    Undertaking. Each Unitholder agrees to cause its controlled Affiliates that own Units to fully and faithfully comply with the provisions of this Agreement and the other agreements contemplated hereby applicable to such controlled Affiliates.
11.20    Survival. Section 3.5, Section 5.1, Section 5.4, Article VI, Section 8.6 and this Article XI and any obligation required or requested to be performed following the consummation of an Approved Sale or Forced Sale arising from such Approved Sale or Forced Sale shall survive and continue in full force in accordance with their terms notwithstanding any termination of this Agreement or the dissolution of the Company.
11.21    Certain Acknowledgements. Upon execution and delivery of a counterpart to this Agreement or a joinder to this Agreement, each Unitholder shall be deemed to acknowledge to the other Unitholders as follows: (i) the determination of such Unitholder to acquire Units in connection with this Agreement or any other agreement has been made by such Unitholder independent of any other Unitholder and independent of any statements or opinions as to the advisability of such purchase or as to the properties, business, prospects or condition (financial or otherwise) of the Company and its Subsidiaries which may have been made or given by any other Unitholder or by any agent or employee of any other Unitholder; (ii) no other Unitholder has acted as an agent of such Unitholder in connection with making its investment hereunder and that no other Unitholder shall be acting as an agent of such Unitholder in connection with monitoring its investment hereunder; (iii) the TPC Member has retained

Honigman Miller Schwartz and Cohn LLP in connection with the transactions contemplated hereby and expects to retain Honigman Miller Schwartz and Cohn LLP as legal counsel in connection with the management and operation of the investment in the Company and its Subsidiaries; (iv) Honigman Miller Schwartz and Cohn LLP is not representing and will not represent any other Unitholder in connection with the transaction contemplated hereby or any dispute which may arise between the TPC Member, on the one hand, and any other Unitholder, on the other hand; (v) such Unitholder will, if it wishes to have counsel on the transactions contemplated hereby, retain its own independent counsel; and (vi) Honigman Miller Schwartz and Cohn LLP may represent the TPC Member or any of its Affiliates (including, for the avoidance of doubt, the Company and its Subsidiaries) in connection with any and all matters contemplated hereby (including any dispute between the TPC Member and the Company, on the one hand, and any other Unitholder, on the other hand) and such Unitholder waives any conflict of interest in connection with such representation by Honigman Miller Schwartz and Cohn LLP.
11.22    Designees. Each of the rights granted to any Member may, upon the request of such Unitholder, be exercised in whole or in part from time to time by its Affiliates and other designees.
11.23    Spousal Consent; Acknowledgment.
(a)    Each Member who is an individual and who is married on the date of this Agreement shall cause such Member’s spouse to execute and deliver to the Company a consent of spouse in substantially the form of Exhibit D attached hereto (a “Spousal Consent”). If any Member should marry following the date of this Agreement, such Member shall cause his or her spouse to execute and deliver to the Company a Spousal Consent within thirty (30) days thereof.
(b)    Each Member which is an entity (other than the TPC Member and any trust) shall cause any Person who holds more than 25% or more of the voting power of such Person to execute and deliver an acknowledgment of such Person in substantially the form of Exhibit E attached hereto. Each Member which is a trust shall cause an authorized trustee of such trust to execute and deliver an acknowledgment of such Person in the form of Exhibit E attached hereto.
11.24    Tax and Other Advice. Each Member has had the opportunity to consult with such Member’s own tax and other advisors with respect to the consequences to such Member of the purchase, receipt or ownership of the Units, including the tax consequences under federal, state, local, and other income tax laws of the United States or any other country and the possible effects of changes in such tax laws. Such Member acknowledges that none of the Company, its Subsidiaries, Affiliates, successors, beneficiaries, heirs and assigns and its and their past and present managers, directors, officers, employees, and agents (including, without limitation, their attorneys) makes or has made any representations or warranties to such Member regarding the consequences to such Member of the purchase, receipt or ownership of the Units, including the tax consequences under federal, state, local and other tax laws of the United States or any other country and the possible effects of changes in such tax laws.

Signatures on the Following Page

In Witness Whereof, the parties hereto have caused this Amended and Restated Limited Liability Company Agreement to be signed as of the date first above written.
THE COMPANY:
BestReviews LLC
By:    /s/ Benjamin Faw
Name:    Benjamin Faw
Title:    COO/Secretary
THE TPC MEMBER:

Tribune Publishing Company, LLC By: /s/ Justin C. Dearborn Name:Justin C. Dearborn Title: Chief Executive Officer THE BR MEMBER:
BestReviews Inc. By:/s/ Benjamin Faw Name:Benjamin Faw Title:COO/Secretary
ACKNOWLEDGED AND AGREED AS TO ARTICLE IX: tronc, Inc. By: /s/ Justin C. Dearborn Name:Justin C. Dearborn Title: Chief Executive Officer